Exhibit 2.19









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                           TELEWEST COMMUNICATIONS PLC
                                   as Company

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee
                           ---------------------------

                                    INDENTURE

                          Dated as of January 25, 2000
                           ---------------------------

                       9 7/8% Dollar Senior Notes due 2010
                  11 3/8% Dollar Senior Discount Notes due 2010
                      9 7/8% Sterling Senior Notes due 2010

                              CROSS-REFERENCE TABLE

TIA Section                                             Indenture Section

ss. 310(a)(1)                                           7.10; 10.1
(a)(2)                                                  7.10; 10.1
(a)(3)                                                  N.A.
(a)(4)                                                  N.A.
(b)                                                     7.3; 7.8; 7.10; 10.2
(c)                                                     N.A.
ss. 311(a)                                              7.3; 7.11
(b)                                                     7.3; 7.11
(c)                                                     N.A.
ss. 312(a)                                              2.6
(b)                                                     10.3
(c)                                                     10.3
ss. 313(a)                                              7.6
(b)(1)                                                  7.6
(b)(2)                                                  7.6
(c)                                                     7.6; 10.2
(d)                                                     7.6
ss. 314(a)                                              4.6; 4.7(a); 10.2
(b)                                                     N.A.
(c)(1)                                                  10.4
(c)(2)                                                  10.4
(c)(3)                                                  10.4
(d)                                                     N.A.
(e)                                                     N.A.
(f)                                                     N.A.
ss. 315(a)                                              7.1(b); 7.2
(b)                                                     7.2; 7.5; 10.2
(c)                                                     7.1(a); 7.2
(d)                                                     7.1(c); 7.2
(e)                                                     6.11
ss. 316(a) (last sentence)                              2.9
(a)(1)(A)                                               6.5
(a)(1)(B)                                               6.4
(a)(2)                                                  N.A.
(b)                                                     6.7; 9.4
ss. 317(a)(1)                                           6.8
(a)(2)                                                  6.9
(b)                                                     2.5
ss. 318(a)                                              10.1
                  ----------------

                  N.A. means Not Applicable.

                  NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE........................................................1

   SECTION 1.1    DEFINITIONS................................................................................1
   SECTION 1.2    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.........................................24
   SECTION 1.3    RULES OF CONSTRUCTION.....................................................................24

ARTICLE 2. THE NOTES........................................................................................25

   SECTION 2.1    FORM AND DATING...........................................................................25
   SECTION 2.2    EXECUTION AND AUTHENTICATION..............................................................27
   SECTION 2.3    REGISTRAR AND PAYING AGENTS...............................................................28
   SECTION 2.4    HOLDERS TO BE TREATED AS OWNERS; PAYMENTS OF INTEREST.....................................28
   SECTION 2.5    PAYING AGENT TO HOLD MONEY IN TRUST.......................................................29
   SECTION 2.6    NOTEHOLDER LISTS..........................................................................30
   SECTION 2.7    TRANSFER AND EXCHANGE.....................................................................30
   SECTION 2.8    REPLACEMENT NOTES.........................................................................43
   SECTION 2.9    OUTSTANDING NOTES.........................................................................43
   SECTION 2.10   TREASURY NOTES............................................................................44
   SECTION 2.11   TEMPORARY NOTES...........................................................................44
   SECTION 2.12   CANCELLATION..............................................................................44
   SECTION 2.13   DEFAULTED INTEREST........................................................................45
   SECTION 2.14   CUSIP AND ISIN NUMBER; COMMON CODE........................................................45
   SECTION 2.15   DEPOSIT OF MONEYS; PAYMENTS BY PRINCIPAL PAYING AGENT.....................................45

ARTICLE 3. REDEMPTION.......................................................................................46

   SECTION 3.1    ELECTION TO REDEEM; NOTICES TO TRUSTEE....................................................46
   SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED.........................................................46
   SECTION 3.3    NOTICE OF REDEMPTION......................................................................46
   SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION............................................................47
   SECTION 3.5    DEPOSIT OF REDEMPTION PRICE...............................................................48
   SECTION 3.6    DEFINITIVE REGISTERED NOTES REDEEMED IN PART..............................................48

ARTICLE 4. COVENANTS........................................................................................48

   SECTION 4.1    PAYMENT OF NOTES..........................................................................48
   SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY...........................................................49
   SECTION 4.3    CORPORATE EXISTENCE.......................................................................49
   SECTION 4.4    PAYMENT OF TAXES AND OTHER CLAIMS.........................................................49
   SECTION 4.5    MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW..............49
   SECTION 4.6    COMPLIANCE CERTIFICATES...................................................................50
   SECTION 4.7    REPORTS...................................................................................50
   SECTION 4.8    LIMITATION ON INDEBTEDNESS................................................................51
   SECTION 4.9    LIMITATION ON RESTRICTED PAYMENTS.........................................................51
   SECTION 4.10   LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS.........................................53
   SECTION 4.11   LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES..........................53
   SECTION 4.12   LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES..54
   SECTION 4.13   LIMITATION ON ASSET SALES.................................................................55
   SECTION 4.14   LIMITATION ON TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES...............................58
   SECTION 4.15   CHANGE OF CONTROL.........................................................................59
   SECTION 4.16   ADDITIONAL AMOUNTS........................................................................61
   SECTION 4.17   WAIVER OF STAY, EXTENSION OR USURY LAWS...................................................63

ARTICLE 5. SUCCESSOR CORPORATION............................................................................63

   SECTION 5.1    CONSOLIDATION, MERGER AND SALE OF ASSETS..................................................63
   SECTION 5.2    SUCCESSOR ENTITY SUBSTITUTED..............................................................64

ARTICLE 6. DEFAULT AND REMEDIES.............................................................................64


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   SECTION 6.1    EVENTS OF DEFAULT.........................................................................64
   SECTION 6.2    ACCELERATION..............................................................................66
   SECTION 6.3    OTHER REMEDIES............................................................................67
   SECTION 6.4    WAIVER OF PAST DEFAULT....................................................................67
   SECTION 6.5    CONTROL BY MAJORITY.......................................................................67
   SECTION 6.6    LIMITATION ON SUITS.......................................................................67
   SECTION 6.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT......................................................68
   SECTION 6.8    COLLECTION SUIT BY TRUSTEE................................................................68
   SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM..........................................................68
   SECTION 6.10   PRIORITIES................................................................................69
   SECTION 6.11   UNDERTAKING FOR COSTS.....................................................................69
   SECTION 6.12   RESTORATION OF RIGHTS AND REMEDIES........................................................69
   SECTION 6.13   RIGHTS AND REMEDIES CUMULATIVE............................................................69
   SECTION 6.14   DELAY OR OMISSION NOT WAIVER..............................................................70

ARTICLE 7. TRUSTEE..........................................................................................70

   SECTION 7.1    DUTIES OF TRUSTEE.........................................................................70
   SECTION 7.2    RIGHTS OF TRUSTEE.........................................................................71
   SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE..............................................................72
   SECTION 7.4    TRUSTEE'S DISCLAIMER......................................................................72
   SECTION 7.5    NOTICE OF DEFAULTS........................................................................72
   SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS.............................................................73
   SECTION 7.7    COMPENSATION AND INDEMNITY................................................................73
   SECTION 7.8    REPLACEMENT OF TRUSTEE....................................................................74
   SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC..........................................................75
   SECTION 7.10   ELIGIBILITY; DISQUALIFICATION.............................................................75
   SECTION 7.11   MONEY HELD IN TRUST.......................................................................75
   SECTION 7.12   WITHHOLDING TAXES.........................................................................75
   SECTION 7.13   CO-TRUSTEES...............................................................................75

ARTICLE 8. DISCHARGE OF INDENTURE; DEFEASANCE...............................................................76

   SECTION 8.1    TERMINATION OF COMPANY'S OBLIGATIONS......................................................76
   SECTION 8.2    LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................................................77
   SECTION 8.3    APPLICATION OF TRUST MONEY................................................................81
   SECTION 8.4    REPAYMENT TO COMPANY......................................................................82
   SECTION 8.5    REINSTATEMENT.............................................................................82

ARTICLE 9. AMENDMENTS, SUPPLEMENTS AND WAIVERS..............................................................82

   SECTION 9.1    WITHOUT CONSENT OF HOLDERS................................................................82
   SECTION 9.2    WITH CONSENT OF HOLDERS...................................................................83
   SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT.......................................................84
   SECTION 9.4    REVOCATION AND EFFECT OF AMENDMENTS AND CONSENTS..........................................84
   SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES..........................................................85
   SECTION 9.6    TRUSTEE TO SIGN AND NOTIFY NOTEHOLDERS OF AMENDMENTS, ETC.................................85

ARTICLE 10. MISCELLANEOUS...................................................................................85

   SECTION 10.1   TRUST INDENTURE ACT CONTROLS..............................................................85
   SECTION 10.2   NOTICES...................................................................................85
   SECTION 10.3   COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS..............................................88
   SECTION 10.4   CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.............................88
   SECTION 10.5   STATEMENTS REQUIRED IN CERTIFICATE AND OPINION OF COUNSEL.................................88
   SECTION 10.6   RULES BY TRUSTEE, PAYING AGENTS, REGISTRAR................................................88
   SECTION 10.7   AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.......................88
   SECTION 10.8   LEGAL HOLIDAYS............................................................................89
   SECTION 10.9   GOVERNING LAW.............................................................................89
   SECTION 10.10     NO RECOURSE AGAINST OTHERS.............................................................89
   SECTION 10.11     SUCCESSORS.............................................................................90
   SECTION 10.12     DUPLICATE ORIGINALS....................................................................90
   SECTION 10.13     SEPARABILITY...........................................................................90
   SECTION 10.14     TABLE OF CONTENTS, HEADINGS, ETC.......................................................90


                                       ii

   SECTION 10.15     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..........................................90


EXHIBIT A - Form of Global Note                                                                           A-1
EXHIBIT B - Form of Definitive Registered Note                                                            B-1
EXHIBIT C - Form of Certificate of Transfer                                                               C-1
EXHIBIT D - Form of Certificate of Exchange                                                               D-1
EXHIBIT E - Form of Certificate from Acquiring Institutional Accredited
            Investor                                                                                      E-1

                  INDENTURE dated January 25, 2000 (the "Indenture") between Telewest Communications plc, a public limited company incorporated under the laws of England and Wales, as issuer (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (pound)180,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2010 (the "Sterling Notes"), $450,000,000 aggregate principal amount at maturity of its 11 3/8% Senior Discount Notes due 2010 (the "Discount Notes") and $350,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2010 (the "Dollar Cash Pay Notes") to be issued as provided for in this Indenture.

                  The Discount Notes and the Dollar Cash Pay Notes are referred to herein as the "Dollar Notes." The Dollar Cash Pay Notes and the Sterling Notes are referred to herein as the "Cash Pay Notes". The Sterling Notes, the Discount Notes and the Dollar Cash Pay Notes are referred to individually herein as a "Class" and collectively as the "Notes." The Notes may consist of any or all of the Global Notes issued on the Issue Date (the "Initial Notes"), Definitive Registered Notes (as defined herein) or Exchange Notes (as defined herein).

                  All things necessary to make this Indenture a valid agreement of the Company, enforceable against the Company in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

                  From and after the first to occur of the effectiveness of the Exchange Offer Registration Statement (as defined herein) or the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                  The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1 Definitions

                  "144A Global Note(s)" is defined to mean the Sterling 144A Global Note(s) and the Dollar 144A Global Note(s).

                  "Accreted Value" is defined to mean, as at any date of determination prior to February 1, 2005, the sum of (a) the initial offering price of the relevant Discount Note as set forth on the cover page of the Offering Memorandum and (b) the portion of the excess of the principal amount at maturity of such Discount Note over such initial offering price which shall have been amortized by the Company through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each Interest Payment Date at the rate of 11.375% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months; provided, however, that the initial Accreted Value of each Exchange Note shall be the Accreted Value of the Initial Note in respect of which such Exchange Note is issued; provided, further, however, that, for the avoidance of doubt, at any date of determination on or after February 1, 2005, the Accreted Value of each Discount Note shall be the principal amount at maturity of such Discount Note.

                  "Acquired Indebtedness" is defined to mean Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

                  "Additional Amounts" has the meaning set forth in Section
4.16.

                  "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliate Transaction" has the meaning provided in Section 4.14.

                  "Agent" means any Registrar, Paying Agent or Co-registrar.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" is defined to mean Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Applicable Premium" is defined to mean, with respect to any Note on any Redemption Date, the greater of:

                  (a) 1.0% of the principal amount, in the case of a Cash Pay Note, and the Accreted Value, in the case of a Discount Note, in each case, as of such Redemption Date; and

                  (b)      the excess of:

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

                  (i) the present value at such Redemption Date of (i) the principal amount of such Cash Pay Note or principal amount at maturity of such Discount Note plus (ii) all required interest payments due on such Note from the date of calculation through the final Stated Maturity of such Note, in each case, computed using a discount rate equal to the relevant Prepayment Rate as of such Redemption Date plus 50 basis points; over

                  (ii) the principal amount, in the case of a Cash Pay Note, or Accreted Value, in the case of a Discount Note, in each case, as of such Redemption Date.

                  "Applicable Procedures" is defined to mean, with respect to any transfer, exchange or other transaction involving a Global Note or beneficial interest therein, the rules and provisions of DTC with respect to the Dollar Global Notes and the "Operating Procedures of the Euroclear System," and "Terms and Conditions Governing Use of Euroclear," "General Terms and Conditions of Cedelbank" and "Customer Handbook" of Cedelbank with respect to the Sterling Global Notes, in each case, to the extent applicable to such transaction and as in effect at the time of such transaction.

                  "Asset Acquisition" is defined to mean (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any Restricted Subsidiary or (ii) an acquisition by the Company or any Restricted Subsidiary of the property and assets (other than Capital Stock) of any Person other than the Company or any Restricted Subsidiary which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Sale" is defined to mean any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of merger, consolidation, combination or sale-leaseback transactions, but not including Permitted Investments or Restricted Payments permitted under the Indenture) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary of (i) all or any of the Capital Stock of any Restricted Subsidiary,
(ii) any material license or other authorization of the Company or any Restricted Subsidiary pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Restricted Subsidiary or (iv) any other property and assets of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article V; provided, however, that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (ii) involving assets with a Fair Market Value not in excess of (pound)350,000 (or, if non-Sterling denominated, the Sterling Equivalent thereof) or (iii) of inventory in the ordinary course of business.

                  "Average Life" is defined to mean, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date


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

of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Bankruptcy Law" is defined to mean (i) Title 11 of the US Code, (ii) the Insolvency Act 1986 or (iii) any other law of the United States, the United Kingdom, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

                  "Bankruptcy Order" has the meaning set forth in Section
6.1(b).

                  "Board of Directors" is defined to mean the Board of Directors of the Company or any committee of such Board of Directors authorized to act for it.

                  "Board Resolution" is defined to mean a copy of a resolution certified by a Director or the Secretary or an Assistant Secretary of the Company as having been duly adopted by the Board of Directors of the Company and as being in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Book-Entry Depositaries" is defined to mean the Dollar Book-Entry Depositary and the Sterling Book-Entry Depositary.

                  "Book-Entry Interests" is defined to mean indirect beneficial interests in a Global Note held through a corresponding Depositary Interest and shown on, and transferred only through, records maintained in book-entry form by the applicable Depositary.

                  "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Business Day" is defined to mean any day (other than a Saturday or Sunday) on which DTC, Euroclear, Cedelbank and banks in London and New York are open for business.

                  "Cable/Telecommunications Acquisition" is defined to mean an Asset Acquisition of (i) properties or assets to be used in a Cable/Telecommunications Business, (ii) the Capital Stock of any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition (or the Capital Stock of a non-Wholly Owned Restricted Subsidiary) or (iii) the Capital Stock of any Person that becomes an Unrestricted Subsidiary as a result of such Asset Acquisition, but only if such Asset Acquisition would be permitted pursuant to Section 4.9 or as a Permitted Investment; provided that, in the case of clauses (ii) and (iii), such Person's assets and properties consist principally of properties or assets that will be used in a Cable/Telecommunications Business.

                  "Cable/Telecommunications Business" is defined to mean any business operating a cable and/or telephone and/or communications system, including without limitation any Internet service provider or any business reasonably related thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date and any rights to the content of any cable and/or telephone and/or communications system or any owner of such rights and any television and/or licensing business and any programming guide or telephone directory business.

                  "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Capitalized Lease" is defined to mean, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

                  "Cash Equivalents" is defined to mean (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the UK or the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the UK or the United States of America, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country or is issued or fully guaranteed or insured by the Lords Commissioners of Her Majesty's Treasury); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of any institution which is authorized under the Banking Act (United Kingdom) or financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than (pound)250 million (or, if non-Sterling denominated, the Sterling Equivalent thereof);
(iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the UK or any part thereof or the US or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government or the Lords Commissioners of Her Majesty's Treasury of the UK or the US Government (in the case of any US Government Obligations), in each case maturing within one year from the date of acquisition.

                  "Cedelbank" is defined to mean Cedelbank, societe anonyme.

                  "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates or combines with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates or combines with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or (2) cash,


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securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation;
or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board then in office, including, without limitation, by reason of the provisions of the Company's Articles of Association relating to the rights of certain classes of stockholders to designate and remove directors of the Company; provided that (i) to the extent that one or more regulatory approvals are required for one or more of the events or circumstances described in clauses
(a) through (c) to become effective under applicable law, such events or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law, and (ii) no Change of Control shall be deemed to occur solely by reason of the placement of any Voting Stock held by a Permitted Holder into a trust or similar arrangement as a result of a prohibition under the laws or regulations of the European Community or any of its predecessors or successors (the "EC") or the European Union or any of its predecessors or successors (the "EU") or the UK on the ownership of Voting Stock of the Company by persons not organized under or citizens of a country which is a member of the EC or EU or the UK, if the Company delivers an Opinion of Counsel to the Trustee prior thereto confirming such trust or similar arrangement is necessary as a result of such prohibition.

                  "Change of Control Offer" has the meaning provided in Section 4.15.

                  "Change of Control Payment" has the meaning provided in
Section 4.15.

                  "Change of Control Payment Date" has the meaning provided in
Section 4.15.

                  "Change of Control Triggering Event" is defined to mean the occurrence of both a Change of Control and a Rating Decline.

                  "Class" has the meaning provided in the preamble hereto.

                  "Common Depositary" is defined to mean The Bank of New York London Branch, its nominees and its successors.

                  "Common Stock" is defined to mean, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                  "Consolidated Income Tax Expense" is defined to mean, for any period, the provision for local, foreign and all other income taxes of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" is defined to mean, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Protection Obligations; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" is defined to mean, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of the Company and the Restricted Subsidiaries derived from or in respect of all Investments in Persons other than Subsidiaries of the Company or any Restricted Subsidiary, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any Restricted Subsidiary, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except in the case of any restriction or encumbrance permitted under clauses (I) or (II) of Section 4.12, the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "Consolidated Operating Cash Flow" is defined to mean, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and the Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Subsidiaries for such period; and (iv) amortization of the Company and the Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP.

                  "Consolidation" is defined to mean, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

                  "Cumulative Available Cash Flow" is defined to mean, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

                  "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

                  "Custodian" has the meaning provided in Section 6.1(b).

                  "Debt Securities" is defined to mean any securities (excluding
(x) notes or other instruments evidencing commercial loans made by, and (y) bills of exchange drawn on, banks or similar financial lending institutions) issued by the Company (including by means of any Guarantee by the Company of securities of another person), whether in a public offering or private placement.

                  "Default" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Default Amount" is defined to mean, (a) with respect to any Discount Note prior to February 1, 2005, 100% of the Accreted Value thereof on the date of determination, (b) with respect to any Discount Note on or after February 1, 2005, 100% of the Principal amount thereof and (c) with respect to any Cash Pay Note at any time, 100% of the Principal amount thereof.

                  "Definitive Registered Note" is defined to mean any Note registered in the Register, the form of which is attached hereto as Exhibit B.

                  "Deposit Agreements" is defined to mean the Sterling Deposit Agreement and the Dollar Deposit Agreement.

                  "Depositary" is defined to mean (a) with respect to the Dollar Global Notes, the Depositary Trust Company and (b) with respect to the Sterling Global Notes, each of Euroclear and Cedelbank, and, in each case, their respective nominees and respective successors.

                  "Depositary Interest" is defined to mean (i) in the case of the Dollar Global Notes, a certificateless depositary interest and (ii) in the case of the Sterling Global Notes, a certificated depositary interest, in each case, representing a 100% beneficial interest in the corresponding Global Note.

                  "Discount Notes" has the meaning given to it in the preamble hereto.

                  "Disqualified Stock" is defined to mean, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity date of the Notes.

                  "Dollar 144A Global Note(s)" is defined to mean one or more Global Note(s) bearing the Private Placement Legend in bearer form without interest coupons that will be issued on the Issue Date (i) in a principal amount at maturity equal to the outstanding principal amount at maturity of the Discount Notes and (ii) in a principal amount equal to the outstanding principal amount of the Dollar Cash Pay Notes, in each case, sold in reliance on Rule 144A and deposited with the Dollar Book-Entry Depositary pursuant to the terms of the Dollar Deposit Agreement.

                  "Dollar Book-Entry Depositary" is defined to mean the book-entry depositary designated by the Company in the Dollar Deposit Agreement until a successor depositary shall have become such pursuant to applicable provisions of the Dollar Deposit Agreement, and thereafter "Dollar Book-Entry Depositary" shall mean such successor book-entry depositary.

                  "Dollar Book-Entry Interest" is defined to mean an indirect beneficial interest in a Dollar Global Note held through a corresponding Dollar Depositary Interest and shown on, and transferred only through, records maintained in book-entry form by DTC.

                  "Dollar Definitive Registered Notes" is defined to mean the Dollar Restricted Definitive Registered Notes and the Dollar Unrestricted Definitive Registered Notes.

                  "Dollar Deposit Agreement" is defined to mean the Deposit Agreement dated the date of this Indenture between the Company and The Bank of New York, as Dollar Book-Entry Depositary, as amended from time to time in accordance with the provisions thereof.

                  "Dollar Depositary Interest" is defined to mean a certificateless depositary interest representing a 100% beneficial interest in a Dollar Global Note.

                  "Dollar Global Notes" is defined to mean the Dollar 144A Global Note(s), the Dollar Regulation S Global Note(s) and the Dollar Unrestricted Global Notes.

                  "Dollar Regulation S Global Note(s)" is defined to mean one or more Global Notes bearing the Private Placement Legend in bearer form without interest coupons that will be issued on the Issue Date in (i) a principal amount at maturity equal to the outstanding principal amount at maturity of the Discount Notes and (ii) a principal amount equal to the outstanding principal amount of the Dollar Cash Pay Notes, in each case, sold in reliance on

Regulation S and deposited with the Dollar Book-Entry Depositary pursuant to the terms of the Dollar Deposit Agreement.

                  "Dollar Restricted Definitive Registered Note" is defined to mean a Definitive Registered Note bearing the Private Placement Legend issued in registered form without coupons in (i) a principal amount at maturity, in the case of the Discount Notes, or (ii) a principal amount, in the case of the Dollar Cash Pay Notes, in either case of $1,000 or integral multiples thereof.

                  "Dollar Restricted Global Notes" is defined to mean the Dollar 144A Global Note(s) and the Dollar Regulation S Global Note(s).

                  "Dollar Restricted Notes" is defined to mean the Dollar Restricted Definitive Notes and the Dollar Restricted Global Notes.

                  "Dollar Unrestricted Definitive Registered Note" is defined to mean a Definitive Registered Note not bearing the Private Placement Legend issued in registered form without coupons (i) in a principal amount at maturity, in the case of the Discount Notes, or (ii) a principal amount, in the case of the Dollar Cash Pay Notes, in either case of $1,000 or integral multiples thereof.

                  "Dollar Unrestricted Global Note(s)" is defined to mean one or more Global Notes not bearing the Private Placement Legend issued in bearer form without interest coupons in (i) a principal amount at maturity, in the case of the Discount Notes, or (ii) a principal amount, in the case of the Dollar Cash Pay Notes, in either case of $1,000 or integral multiples thereof, and deposited with the Dollar Book-Entry Depositary pursuant to the terms hereof and of the Dollar Deposit Agreement.

                  "Dollar Unrestricted Notes" is defined to mean the Dollar Unrestricted Definitive Registered Notes and the Dollar Unrestricted Global Note(s).

                  "DTC" is defined to mean The Depository Trust Company.

                  "Euroclear" is defined to mean Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "Exchange Notes" is defined to mean the Notes issued in the Exchange Offer pursuant to Section 2.7(f).

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Existing Indentures" is defined to mean the Indenture, dated as of October 3, 1995, between the Company and The Bank of New York, as Trustee governing the issuance of the Company's 9 5/8% Senior Debentures due 2006 and the Indenture, dated as of October 3, 1995, between the Company and The Bank of New York, as Trustee governing the issuance of the Company's 11% Senior Discount Debentures due 2007.

                  "Fair Market Value" is defined to mean, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

                  "GAAP" is defined to mean, at any date of determination, generally accepted accounting principles in effect in the US which are applicable as of the Issue Date.

                  "Global Note(s)" is defined to mean one or more bearer global securities without coupons, substantially in the form of Exhibit A attached hereto and deposited pursuant to the applicable Deposit Agreement, which will represent all of the Notes outstanding at any time unless or until Definitive Registered Notes are issued in respect of all or any Notes, in which case the Global Note(s) will represent all those Notes which are not from time to time evidenced by Definitive Registered Notes.

                  "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" is defined to mean any Person obligated under a Guarantee.

                  "Holder" is defined to mean (a) in the case of any Global Note, the bearer thereof, which shall initially be the applicable Book-Entry Depositary and (b) in the case of any Definitive Registered Note, the Person in whose name such Note is registered in the Register.

                  "Incur" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

                  "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto and purchase money obligations), (iv) all obligations of such

Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations,
(ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indenture" is defined to mean this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

                  "Independent Financial Advisor" is defined to mean a US or UK investment banking firm of national standing in the US or the UK, as the case may be, (i) which, in the judgment of the Board of Directors of the Company, does not, and whose directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company, and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Indirect Participant" is defined to mean a Person who holds a Book-Entry Interest through a Participant.

                  "Initial Purchasers" is defined to mean Donaldson, Lufkin & Jenrette International Limited, Bank of America International Limited, Deutsche Bank AG Limited and Salomon Brothers International Limited.

                  "Interest Payment Date" when used with respect to any Note, is defined to mean the Stated Maturity of an installment of interest specified in such Note.

                  "Interest Rate Protection Obligations" is defined to mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

                  "Investment" is defined to mean, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee) or any capital contribution to

(by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.9, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case, as determined by the Board of Directors of the Company in good faith or, if it may be in excess of (pound)1.0 million (or, if non-Sterling denominated, the Sterling Equivalent thereof), by an Independent Financial Advisor.

                  "Investment Grade" is defined to mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

                  "Issue Date" is defined to mean January 25, 2000, the original date of issuance of the Notes.

                  "Legal Holiday" is defined to mean any day other than a Business Day.

                  "Lien" is defined to mean any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Liquidated Damages" is defined to mean any and all amounts that become payable pursuant to Section 5 of the Registration Rights Agreement.

                  "London Stock Exchange" is defined to mean the London Stock Exchange Limited.

                  "Maturity Date" is defined to mean February 1, 2010.

                  "Moody's" is defined to mean Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" is defined to mean, (a) with respect to any Asset Sale involving the issuance of Capital Stock of a Restricted Subsidiary, the proceeds of such issuance in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted

Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance and net of taxes paid or payable as a result thereof and (b) with respect to all other Asset Sales, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents if converted within 12 months after receipt, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding (A) at the time of such Asset Sale that is secured by a Lien on the property or assets sold or (B) on the date of the Indenture that is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

                  "Note Custodian" is defined to mean The Bank of New York, in its capacity as custodian of the Sterling Global Note(s) under the Sterling Deposit Agreement, and its successors.

                  "Noteholder" is defined to mean any Holder of Notes.

                  "Offering Memorandum" is defined to mean the offering memorandum, dated as of January 19, 2000, relating to the Notes.

                  "Officer" is defined to mean the Chairman of the Board, the Deputy Chairman of the Board, the Chief Executive Officer, the Finance Director, any Senior Vice President, the Chief Operating Officer, the Treasurer, the General Counsel, the Secretary, the Controller or any Director of the Company.

                  "Officer's Certificate" is defined to mean a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Finance Director or the Secretary of the Company.

                  "Opinion of Counsel" is defined to mean a written opinion from legal counsel who is reasonably acceptable to the Principal Paying Agent or the Registrar, in the case of any such opinion delivered pursuant to Section 2.7 hereof, and, in all other cases, who is reasonable acceptable to the Trustee, and, in each case, may include an individual employed as counsel to the Principal Paying Agent, the Registrar or the Trustee.

                  "Other Qualified Notes" is defined to mean any Indebtedness of the Company issued on or after November 9, 1998 that ranks pari passu in right of payment with the Notes and was issued pursuant to an indenture or other agreement having a provision substantially similar to the provisions described in Section 4.13.

                  "Pari Passu Debt Securities" is defined to mean any Debt Securities that rank pari passu in right of payment to the Notes.

                  "Participant" is defined to mean, with respect to DTC, Euroclear or Cedelbank, Persons who have accounts with DTC, Euroclear or Cedelbank, respectively (and, with respect to DTC, shall include Euroclear and Cedelbank).

                  "Paying Agent" has the meaning provided in Section 2.3.

                  "Permitted Holders" is defined to mean Tele-Communications Inc., a Delaware corporation, MediaOne Group, Inc., a Delaware corporation, Liberty Media Corporation, a Delaware corporation, any holding company formed to hold a majority of the Voting Stock of Liberty Media Corporation, AT&T Corp, a New York corporation, Comcast Corporation, a Pennsylvania corporation, Microsoft Corporation, a Delaware corporation, and their controlled Affiliates.

                  "Permitted Indebtedness" is defined to mean the following indebtedness (each of which shall be given independent effect):

                  (a) Indebtedness under the Notes and the Indenture;

                  (b) Indebtedness of the Company and any Restricted Subsidiary outstanding on the Issue Date;

                  (c) Indebtedness, including under any bank term loan and/or revolving credit facility (which may include any Guarantee, bonding and/or letter of credit facility) or any capitalized lease, of the Company and/or any Restricted Subsidiary to the extent that the proceeds of or credit support provided by any such Indebtedness are used to finance or support working capital for, or the construction of, a Cable/Telecommunications Business of the Company or any Restricted Subsidiary, the acquisition of properties or assets to be used in a Cable/Telecommunications Business of the Company or any Restricted Subsidiary (other than pursuant to an Asset Acquisition), the acquisition of Capital Stock in any Person to the extent necessary to maintain the ownership interest of the Company or any Restricted Subsidiary therein on the Issue Date, or to make any other Investment in any Person in which an Investment has been made on or prior to the Issue Date; provided such new Investment is made pro rata with the other equity holders of such Person;

                  (d) (i) Indebtedness of the Company and/or any Restricted Subsidiary to the extent the proceeds thereof or credit support are used to finance or support a Cable/Telecommunications Acquisition or working capital for, or to finance the construction of, the business or network acquired and refinancings thereof and (ii) Acquired Indebtedness;

                  (e) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary and (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (e) to a Person other than the Company or a Restricted Subsidiary or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary if, after giving effect thereto, such Restricted

Subsidiary is no longer a Restricted Subsidiary, or (z) any designation as an Unrestricted Subsidiary of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary;

                  (f) Interest Rate Protection Obligations of the Company and/or any Restricted Subsidiary to the extent relating to (i) Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 4.8), and/or (ii) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be Incurred by the Company and/or any Restricted Subsidiary in the following 12 months after such Interest Rate Protection Obligation has occurred, but only to the extent that the notional principal amount of such Interest Rate Protection Obligation does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Protection Obligation relates;

                  (g) Indebtedness of the Company and/or any Restricted Subsidiary under Currency Agreements to the extent relating to (i) Indebtedness of the Company or a Restricted Subsidiary and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (h) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business;

                  (i) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension of outstanding Indebtedness of the Company and/or any Restricted Subsidiary incurred or outstanding pursuant to clause (a), (b), (c), (d) or this clause (i) of this definition or the proviso to Section 4.8(a); provided that
(A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (i) with Indebtedness of any Restricted Subsidiary,
(B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the Notes or subordinated in right of payment to the Notes and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is subordinated in right of payment to the Notes or is Disqualified Stock, any such replacing, renewing, refinancing or extending Indebtedness is subordinated in right of payment to the Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended or is Disqualified Stock; and

                  (j) Indebtedness of the Company and/or any Restricted Subsidiary other than Indebtedness described in the foregoing clauses (a) through (i), which Indebtedness does not in aggregate principal amount exceed (pound)100 million (or if non-Sterling denominated, the Sterling Equivalent thereof) outstanding at any time.

                  "Permitted Investment" is defined to mean (a) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged, consolidated or combined with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; (b) Cash Equivalents; (c) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (d) loans and advances to employees made in the ordinary course of business; (e) Interest Rate Protection Obligations and Currency Agreements; (f) Investments made in the ordinary course of business as partial payment for constructing a network relating principally to a Cable/Telecommunications Business; and (g) Investments in any Person engaged in a Cable/Telecommunications Business.

                  "Person" is defined to mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pounds Sterling" is defined to mean the lawful currency of the United Kingdom.

                  "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                  "Premium" is defined to mean any premium above 100% of the (i) Accreted Value or principal amount at maturity of the Discount Notes or (ii) principal amount of the Cash Pay Notes, in each case, payable by the Company to Noteholders upon redeeming Notes pursuant to paragraph 7, 8, or 10 of the Notes or upon repurchasing Notes pursuant to paragraph 11 of the Notes.

                  "Prepayment Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of (i) with respect to the Dollar Notes, US Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) and (ii) with respect to the Sterling Notes, United Kingdom government securities with a fixed maturity (as compiled by the Office for National Statistics and published in the most recent financial statistics that have become publicly available at least two business days in London prior to such Redemption Date (or, if such financial statistics are no longer published, any publicly available source of similar market data)), in either case, most nearly equal to the period from the Redemption Date to the final Stated Maturity of such Note; provided, however, that if the period from the Redemption Date to the final Stated Maturity of such Note is less than one year, the weekly average yield on actually traded US Treasury securities will be used with respect to the Dollar Notes and UK government securities will be used with respect to the Sterling Notes, adjusted, in each case, to a constant maturity of one year.

                  "Principal," "principal," "principal amount" or "Principal Amount" of a debt security (including the Notes) is defined to mean the principal amount at maturity of the security or, if applicable, the Accreted Value thereof, plus, when appropriate, the Premium, if any, on the security. Such amount shall, if applicable, be calculated by reference to the last sentence of the definition of "Indebtedness."

                  "Principal Paying Agent" has the meaning provided in Section 2.3.

                  "Private Placement Legend" is defined to mean the legend initially set forth on the Restricted Notes in the form set forth in Section 2.7(g).

                  "Public Equity Offering" is defined to mean an underwritten public offering or flotation of Common Stock of the Company which has been registered under the Securities Act or admitted to listing on the London Stock Exchange.

                  "QIB" is defined to mean a "qualified institutional buyer," as defined in Rule 144A.

                  "Rating Agencies" is defined to mean (i) S&P and (ii) Moody's, and (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

                  "Rating Category" is defined to mean (i) with respect to S&P, any of the following categories BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB -, as well as from BB - to B +, will constitute a decrease of one gradation).

                  "Rating Date" is defined to mean that date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.

                  "Rating Decline" is defined to mean the occurrence on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of any of (a) in the event the Notes are rated by both Moody's and S&P on the Rating Date as Investment Grade, the rating of the Notes by either Rating Agency shall be below Investment Grade, (b) in the event the Notes are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes by both Rating Agencies shall be below Investment Grade, or (c) in the event the Notes are rated below

Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) or (d) in the event the Notes are not rated, a Rating Decline (as defined in the Existing Indentures) occurs.

                  "Redemption Date" is defined to mean, with respect to any Note, the date on which such Note is to be redeemed by the Company pursuant to the terms of the Notes.

                  "Register" has the meaning provided in Section 2.3.

                  "Registrar" has the meaning provided in Section 2.3.

                  "Registration Rights Agreement" is defined to mean the Registration Rights Agreement, dated as of January 25, 2000, between the Company and the Initial Purchasers.

                  "Regulation S" is defined to mean Regulation S under the Securities Act.

                  "Regulation S Global Note(s)" is defined to mean the Sterling Regulation S Global Note(s) and the Dollar Regulation S Global Note(s).

                  "Relevant Amount" means (i) with respect to any Discount Note the Sterling Equivalent of the Accreted Value of such Discount Note as of the date of any consent, amendment or waiver hereunder (or, if a record date for voting with respect to such consent, amendment or waiver has been fixed, as of such record date), (ii) with respect to any Sterling Note, the principal amount of such Sterling Note as of the date of any consent, amendment or waiver hereunder (or, if a record date for voting with respect to such consent, amendment or waiver has been fixed, as of such record date) and (iii) with respect to any Dollar Cash Pay Note, the Sterling Equivalent of such Dollar Cash Pay Note as of the date of any consent, amendment or waiver hereunder (or, if a record date for voting with respect to such consent, amendment or waiver has been fixed, as of such record date).

                  "Replacement Assets" has the meaning provided in Section 4.13(a).

                  "Responsible Officer" is defined to mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Definitive Registered Notes" is defined to mean the Sterling Restricted Definitive Registered Notes and the Dollar Restricted Definitive Registered Notes.

                  "Restricted Global Notes" is defined to mean the 144A Global Note(s) and the Regulation S Global Note(s).

                  "Restricted Notes" is defined to mean the Restricted Global Note(s) and the Restricted Definitive Registered Notes.

                  "Restricted Payment" is defined to mean any of the following:
(i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Restricted Subsidiary); or (iv) the making of any Investment (other than a Permitted Investment) in any Person (other than an Investment by a Restricted Subsidiary in the Company or an Investment by the Company or a Restricted Subsidiary in either (x) a Restricted Subsidiary or (y) a Person that becomes a Restricted Subsidiary as a result of such Investment).

                  "Restricted Subsidiary" is defined to mean any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) other than an Unrestricted Subsidiary.

                  "Restricted Subsidiary Indebtedness" is defined to mean Indebtedness of any Restricted Subsidiary which is not subordinated to any other Indebtedness of such Restricted Subsidiary.

                  "Rule 144A" is defined to mean Rule 144A under the Securities Act.

                  "S&P" is defined to mean Standard & Poor's Corporation.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" is defined to mean the United States Securities Act of 1933, as amended.

                  "Share Capital" is defined to mean, at the time of determination, the stated capital of the preference shares (other than Disqualified Stock) and ordinary shares and additional paid-in capital of the Company, all as determined in accordance with GAAP.

                  "Shelf Registration Statement" is defined to mean the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" is defined to mean, at any date of determination, any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" is defined to mean, (i) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

                  "Sterling 144A Global Note(s)" is defined to mean one or more Global Note(s) bearing the Private Placement Legend in bearer form without interest coupons that will be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Sterling Notes sold in reliance on Rule 144A and deposited with the Note Custodian pursuant to the terms of the Sterling Deposit Agreement.

                  "Sterling Book-Entry Depositary" is defined to mean the book-entry depositary designated by the Company in the Sterling Deposit Agreement until a successor depositary shall have become such pursuant to applicable provisions of the Sterling Deposit Agreement, and thereafter "Sterling Book-Entry Depositary" shall mean such successor book-entry depositary.

                  "Sterling Book-Entry Interest" is defined to mean an indirect beneficial interest in a Sterling Global Note held through a corresponding Sterling Depositary Interest and shown on, and transferred only through, records maintained in book-entry form by Euroclear and Cedelbank.

                  "Sterling Definitive Registered Notes" is defined to mean the Sterling Restricted Definitive Registered Notes and the Sterling Unrestricted Definitive Registered Notes.

                  "Sterling Deposit Agreement" is defined to mean the Deposit Agreement dated the date of this Indenture between the Company and The Bank of New York Trust Company (Cayman) Ltd., as Sterling Book-Entry Depositary, and The Bank of New York, as Note Custodian, as amended from time to time in accordance with the provisions thereof.

                  "Sterling Depositary Interest" is defined to mean a certificated depositary interest representing a 100% beneficial interest in a Sterling Global Note.

                  "Sterling Equivalent" is defined to mean, with respect to any monetary amount in a currency other than Pounds Sterling, at any time for the determination thereof, the amount of Pounds Sterling obtained by converting such foreign currency involved in such computation into Pounds Sterling at the spot rate for the purchase of Pounds Sterling with the applicable foreign currency as quoted by The Financial Times (London Edition) published on the last London Business Day immediately preceding such determination.

                  "Sterling Global Notes" is defined to mean the Sterling 144A Global Note(s), the Sterling Regulation S Global Note(s) and the Sterling Unrestricted Global Notes.

                  "Sterling Regulation S Global Note(s)" is defined to mean one or more Global Notes bearing the Private Placement Legend in bearer form without interest coupons that will be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Sterling Notes sold in reliance on Regulation S and deposited with the Note Custodian, on behalf of the Sterling Book-Entry Depositary, pursuant to the terms of the Sterling Deposit Agreement.

                  "Sterling Restricted Definitive Registered Note" is defined to mean a Definitive Registered Note bearing the Private Placement Legend issued in registered form without coupons in a principal amount of (pound)1,000 or integral multiples thereof.

                  "Sterling Restricted Global Notes" is defined to mean the Sterling 144A Global Note(s) and the Sterling Regulation S Global Note(s).

                  "Sterling Restricted Notes" is defined to mean the Sterling Restricted Definitive Registered Notes and the Sterling Restricted Global Note(s).

                  "Sterling Unrestricted Definitive Registered Note" is defined to mean a Definitive Registered Note not bearing the Private Placement Legend issued in registered form without coupons in a principal amount of (pound)1,000 or integral multiples thereof.

                  "Sterling Unrestricted Global Note" is defined to mean one or more Global Note(s) not bearing the Private Placement Legend issued in bearer form without interest coupons in a principal amount of (pound)1,000 or integral multiples thereof, and deposited with the Note Custodian, on behalf of the Sterling Book-Entry Depositary, pursuant to the terms of the Sterling Deposit Agreement.

                  "Sterling Unrestricted Notes" is defined to mean the Sterling Unrestricted Definitive Registered Notes and the Sterling Unrestricted Definitive Registered Notes.

                  "Strategic Equity Investor" is defined to mean any company which is (or a controlled Affiliate of which is), or a controlled Affiliate of any company which is, engaged principally in a Cable/Telecommunications Business; provided, however, that Strategic Equity Investor shall not include any Subsidiary of the Company, or any Person that is an Affiliate of the Company.

                  "Subordinated Debt Securities" is defined to mean any Debt Securities which are expressly subordinated in right of payment to the Notes.

                  "Subordinated Indebtedness" is defined to mean any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

                  "Subsidiary" is defined to mean, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Tax" is defined to mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

                  "Taxing Authority" is defined to mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

                  "TIA" is defined to mean the Trust Indenture Act of 1939 (15 US Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Total Consolidated Indebtedness" is defined to mean, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding (without duplication) as of the date of determination.

                  "Trade Payables" is defined to mean, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" is defined to mean, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Trustee" is defined to mean the party named as such in this Indenture until a successor replaces it in accordance with the provision of this Indenture and thereafter is defined to mean such successor.

                  "UK" or "United Kingdom" is defined to mean the United Kingdom of Great Britain and Northern Ireland.

                  "UK Government Obligations" is defined to mean gilt-edge securities issued directly or unconditionally guaranteed by the United Kingdom Treasury, in each case, which are not callable or redeemable at the option of the issuer thereof.

                  "Unrestricted Definitive Registered Note" is defined to mean one or more Dollar Unrestricted Definitive Registered Notes and/or one or more Sterling Unrestricted Definitive Registered Notes.

                  "Unrestricted Global Note" is defined to mean one or more Dollar Unrestricted Global Notes and/or one or more Sterling Unrestricted Global Notes.

                  "Unrestricted Subsidiary" is defined to mean any Subsidiary of the Company that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and which remains so designated at the time of determination. The Board of Directors of the Company may, by a Board Resolution delivered to the Trustee, designate any existing Restricted Subsidiary of the Company (other than a Significant Subsidiary) and any newly acquired or newly formed Subsidiary of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary, and provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation, and (ii) either (A) the Subsidiary to be so designated has total assets of (pound)1,000 (or, if non-Sterling denominated, the Sterling Equivalent thereof) or less or (B) if such Subsidiary has assets greater than (pound)1,000 (or, if non-Sterling denominated, the Sterling Equivalent thereof), that such designation would be permitted under Section 4.9. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that (i) no Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture. Any designation by the Board of Directors of the Company pursuant to this paragraph shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

                  "US" or "United States" is defined to mean the United States of America and its territories and possessions and any other areas subject to its jurisdiction.

                  "US Government Obligations" is defined to mean direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

                  "Voting Stock" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.

                  Section 1.2 Incorporation by Reference of Trust Indenture Act

                  Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  (a) "Commission" means the SEC;

                  (b) "indenture debenture" means the Notes;

                  (c) "indenture security holder" means a Holder or Noteholder;

                  (d) "indenture to be qualified" means this Indenture;

                  (e) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (f) "obligor" on the indenture debenture means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

                  Section 1.3 Rules of Construction

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) "or" is not exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

                  (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

                  (f) "US Dollars," "United States Dollars," "US$" and the symbol "$" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and the symbol "(pound)" and "Pounds Sterling" refer to pounds or pounds Sterling, or such other money of the United Kingdom that at the time of payment is legal tender for payment of public and private debts; and

                  (g) with respect to consent, waiver, amendment or other action in respect of the Notes requiring the consent of the Holders of a specified percentage of the Relevant Amount of the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (i) the Relevant Amount, as of such date, of Notes the Holders of which have so consented by (b) the Relevant Amount, as of such date, of the Notes then outstanding.

                                   ARTICLE II.
                                    THE NOTES

                  Section 2.1 Form and Dating

                  (a) Global Notes. Sterling Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of a Sterling 144A Global Note, which shall be deposited on behalf of the purchasers of the Sterling Notes represented thereby pursuant to the Sterling Deposit Agreement, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Sterling Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Sterling Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Sterling Notes represented thereby pursuant to the Sterling Deposit Agreement, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Sterling Unrestricted Global Notes shall be issued in accordance with Section 2.7 (b)(iii), 2.7(d)(ii), 2.7(d)(iii) and 2.7(f) and shall be deposited pursuant to the Sterling Deposit Agreement, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  Dollar Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Dollar 144A Global Note(s) of each Class of Dollar Notes, which shall be deposited on behalf of the purchasers of the Dollar Notes represented thereby pursuant to the Dollar Deposit Agreement, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Dollar Notes offered and sold in reliance on Regulation

S shall be issued initially in the form of one or more Dollar Regulation S Global Note(s) of each Class of Dollar Notes, which shall be deposited on behalf of the purchasers of the Dollar Notes represented thereby pursuant to the Dollar Deposit Agreement, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Dollar Unrestricted Global Notes shall be issued in accordance with Section 2.7 (b)(iii), 2.7(d)(ii), 2.7(d)(iii) and 2.7(f) and shall be deposited pursuant to the Dollar Deposit Agreement, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Discount Notes or aggregate principal amount outstanding of Cash Pay Notes, as applicable, from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Discount Notes or aggregate principal amount of outstanding Cash Pay Notes, as applicable, represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers of interests therein, redemptions and repurchases in accordance with the terms of this Indenture. Any endorsement of Schedule A to a Global Note to reflect the amount of any increase or decrease in the principal amount at maturity of outstanding Discount Notes or aggregate principal amount of Cash Pay Notes, as applicable, represented thereby shall be made by the Principal Paying Agent or the Registrar in accordance with Sections 2.7, 3.3, 4.13 and 4.15 hereof.

                  Except as set forth in Section 2.7(a) hereof, the Dollar Global Notes may be transferred, in whole and not in part, only to a successor of the Dollar Book-Entry Depositary and the Sterling Global Notes may be transferred, in whole and not in part, only to a successor of the Sterling Book-Entry Depositary or the Note Custodian in accordance with the applicable Deposit Agreement.

                  (b) Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  (c) Book-Entry Provisions. Neither the Common Depositary, the Depositaries, nor the Participants shall have any rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Dollar Book-Entry Depositary, in the case of the Dollar Global Notes, or by the Note Custodian (on behalf of the Sterling Book-Entry Depositary), in the case of the Sterling Global Notes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Book-Entry Depositaries or impair, as between the Book-Entry Depositaries and the Depositaries and their respective Participants, the operation of customary practices of such Depositaries governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

                  (d) Note Forms. The provisions of the form of Notes contained in Exhibit A and Exhibit B hereto are incorporated herein by reference. The Global Notes shall be issued only in bearer form and the Definitive Registered Notes shall be issued only in registered form. The Notes shall be issued without coupons. The Sterling Notes shall be issued only in denominations of

(pound)1,000 principal amount and the Dollar Notes shall be issued only in denominations of $1,000 principal amount at maturity or principal amount, as applicable, or, in each case, any integral multiple thereof.

                  (e) Dating. Each Note shall be dated the date of its authentication.

                  Section 2.2 Execution and Authentication

                  An Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. The Company's seal may but need not be impressed, affixed, imprinted or reproduced on the Notes.

                  If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate Sterling Notes on the Issue Date in an aggregate principal amount not to exceed (pound)180 million, upon receipt of an Officer's Certificate signed by an Officer directing the Trustee to authenticate the Sterling Notes and certifying that all conditions precedent to the issuance of the Sterling Notes contained herein have been complied with. The aggregate principal amount of Sterling Notes outstanding at any time may not exceed (pound)180 million except as provided in Section 2.8.

                  The Trustee shall authenticate Discount Notes on the Issue Date in an aggregate principal amount at maturity not to exceed $450 million, upon receipt of an Officer's Certificate signed by an Officer directing the Trustee to authenticate the Discount Notes and certifying that all conditions precedent to the issuance of the Discount Notes contained herein have been complied with. The aggregate principal amount at maturity of Discount Notes outstanding at any time may not exceed $450 million except as provided in
Section 2.8.

                  The Trustee shall authenticate Dollar Cash Pay Notes on the Issue Date in an aggregate principal amount not to exceed $350 million, upon receipt of an Officer's Certificate signed by an Officer directing the Trustee to authenticate the Dollar Cash Pay Notes and certifying that all conditions precedent to the issuance of the Dollar Cash Pay Notes contained herein have been complied with. The aggregate principal amount of Dollar Cash Pay Notes outstanding at any time may not exceed $350 million except as provided in
Section 2.8.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

                  Section 2.3 Registrar and Paying Agents

                  The Company shall maintain (i) an office or agency in each of the Borough of Manhattan in The City of New York, State of New York and London, England where Definitive Registered Notes may be presented for registration of transfer or for exchange (the "Registrar"), (ii) an office or agency in each of the Borough of Manhattan in The City of New York, State of New York and London, England where Definitive Registered Notes may be presented for payment, (iii) an office or agency in a city outside of the United Kingdom where Global Notes may be presented for payment and annotation of increases and decreases of the principal amount thereof, and (iv) an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Each such office or agency referred to in clauses (ii) and (iii) above shall be referred to as a "Paying Agent," the office or agency referred to in clause (iv) above shall be referred to as the "Principal Paying Agent" and together they shall be referred to as the "Paying Agents."

                  The Company may appoint one or more co-Registrars and one or more additional Paying Agents and the terms "Registrar" and "Paying Agent" shall include any such additional Registrar or Paying Agent, as applicable; provided, however, that in no event may (i) the Principal Paying Agent be resident in the United Kingdom or act through a branch or agency located in the United Kingdom and (ii) the Company or any Affiliate of the Company act as Paying Agent. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture and the agreement shall implement the provisions of this Indenture that relate to such Agent and shall incorporate the provisions of the TIA. Without limiting the foregoing, each such agreement appointing a Principal Paying Agent must contain provisions substantially to the effect of Section 2.7 hereof. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7

                  The Registrar shall keep a register (the "Register") of the Definitive Registered Notes and of their transfer and exchange. Any notice to be given under this Indenture or under the Notes by the Trustee or the Company to Noteholders shall be mailed by first class mail to each Holder of Definitive Registered Notes at their address as it appears at the time of such mailing in the Register, and to the Holders of the Global Notes.

                  The Company hereby appoints (i) the Corporate Trust Office of the Trustee in the Borough of Manhattan located at the address set forth in
Section 10.2 as Registrar, Principal Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture and (ii) the corporate trust office of the Trustee at One Canada Square, London E14 5AL as co-Registrar and Paying Agent with respect to Definitive Registered Notes.

                  Section 2.4 Holders to Be Treated as Owners; Payments of Interest

                  (a) The Company, the Paying Agents, the Registrar, the Trustee and any agent of the Company, the Paying Agents, the Registrar or the Trustee may deem and treat the person in whose name any Definitive Registered Note is registered as the absolute owner of such Note for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest and Liquidated Damages on such Definitive Registered Note and for all other purposes; and neither the Company, any Paying Agent, the

Registrar, the Trustee nor any agent of the Company, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. The Company, the Paying Agents, the Registrar, the Trustee and any agent of the Company, the Paying Agents, the Registrar or the Trustee may treat the Holder of any Global Note as the absolute owner thereof for the purposes of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest and Liquidated Damages on, such Global Note and for all other purposes; and neither the Company, the Paying Agents, the Registrar, the Trustee, nor any agent of the Company, the Paying Agents, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

                  (b) The Person in whose name any Definitive Registered Note is registered at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest and Liquidated Damages, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Definitive Registered Note subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest or Liquidated Damages due on such Interest Payment Date, in which case such defaulted interest or Liquidated Damages shall be paid in accordance with Section 2.13. The term "record date" as used with respect to any Interest Payment Date for the Notes shall mean the date specified as such in the terms of the Notes. Payments of interest and Liquidated Damages on the Global Note will be made to the Holder of the Global Note on each Interest Payment Date; provided that, in the event of an exchange or transfer of a Book-Entry Interest in a Global Note for Definitive Registered Notes subsequent to a record date or any special record date and prior to or on the related Interest Payment Date or other payment date under
Section 2.13, any payment of the interest or Liquidated Damages payable on such payment date with respect to any such Definitive Registered Note shall be made to the Holder of the Global Note, notwithstanding Section 2.13 or any other provision hereof to the contrary; and further provided that, in the event of any transfer or exchange of a Definitive Registered Note for a Book-Entry Interest in a Global Note subsequent to a record date or any special record date and prior to or on the related Interest Payment Date or other payment date under
Section 2.13, any payment of the interest or Liquidated Damages payable on such payment date with respect to any such Definitive Registered Note shall be made to the Person in whose name such Definitive Registered Note was registered on such record date, notwithstanding Section 2.13.

                  Section 2.5 Paying Agent to Hold Money in Trust

                  Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest or Liquidated Damages, if any, on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agents shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by any Paying Agent need not be segregated except as required by law and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agents to pay all money held by them to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i) or (ii), upon written request to such Paying Agents, require such Paying Agents to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, a Paying Agent shall have no further liability for the money delivered to the Trustee.

                  Section 2.6 Noteholder Lists

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders of Definitive Registered Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee and each Paying Agent at least five Business Days before each Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require of the names and addresses of the Holders of Definitive Registered Notes, if any.

                  Section 2.7 Transfer and Exchange

                  (a) Transfer and Exchange of Global Notes. Transfer of the Global Notes shall be by delivery. The Company and each of the Dollar Book-Entry Depositary and the Sterling Book-Entry Depositary and, in the case of the Sterling Global Notes, the Note Custodian, have agreed that the Global Notes shall only be delivered in the circumstances described in the applicable Deposit Agreement.

                  All Sterling Global Notes will be exchanged by the Company for Sterling Definitive Registered Notes if (i) either Euroclear or Cedelbank notifies the Sterling Book-Entry Depositary and the Company that it is unwilling or unable to continue to act as a Depositary and a successor Depositary is not appointed by the Sterling Book-Entry Depositary, at the request of the Company, within 120 days; (ii) the Sterling Book-Entry Depositary, Euroclear or Cedelbank so request following an Event of Default hereunder; (iii) the Company in its sole discretion determines that the Sterling Global Notes should be exchanged (in whole but not in part) for Definitive Registered Notes; or (iv) the Sterling Book-Entry Depositary notifies the Company and the Trustee that it is unwilling or unable to continue as Sterling Book-Entry Depositary and a successor Sterling Book-Entry Depositary is not appointed by the Company within 120 days. Upon the occurrence of any of the preceding events, Sterling Definitive Registered Notes shall be issued in such names as the Sterling Book-Entry Depositary shall instruct the Registrar based on the instructions of Euroclear and Cedelbank.

                  All Dollar Global Notes will be exchanged by the Company for Dollar Definitive Registered Notes if (i) DTC notifies the Dollar Book-Entry Depositary and the Company that it is unwilling or unable to continue to act as a Depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Dollar Book-Entry Depositary, at the request of the Company, within 120 days; (ii) the Dollar Book-Entry Depositary or DTC so request following an Event of Default hereunder; (iii) the Company in its sole discretion determines that the Dollar Global Notes should be exchanged (in whole but not in part) for Definitive Registered Notes; or (iv) the Dollar Book-Entry Depositary notifies the Company and the Trustee that it is unwilling or unable to continue as Dollar Book-Entry Depositary and a successor Dollar Book-Entry Depositary is not appointed by the Company within 120 days. Upon the occurrence of any of the preceding events, Dollar Definitive Registered Notes shall be issued in such names as the Dollar Book-Entry Depositary shall instruct the Registrar based on the instructions of DTC.

                  Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.8 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.7(a).

                  (b) Transfer and Exchange of Book-Entry Interests between Global Notes. Book-Entry Interests in a Global Note may only be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Book-Entry Interest in a Global Note of the same Class. Transfers of Book-Entry Interests between Global Notes of the same Class shall require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs, as applicable:

                  (i) General Provisions Applicable to Transfers and Exchanges of Book-Entry Interests between Global Notes. In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note or transfers or exchanges resulting in the delivery of one or more Definitive Registered Notes), the transferor of such Book-Entry Interest must deliver to the Principal Paying Agent (1) a written and/or electronic order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit or cause to be debited a Book-Entry Interest in a Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written and/or electronic order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) written and/or electronic instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

                  The requirements of this Section 2.7(b)(i) shall be deemed to have been satisfied in connection with the Exchange Offer upon receipt by the Principal Paying Agent of instructions contained in a Letter of Transmittal delivered by any Holder tendering Book-Entry Interests in a Restricted Global Note in the Exchange Offer.

                  (ii) Transfer of Book-Entry Interests to Another Restricted Global Note. A Book-Entry Interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note if the transfer complies with the requirements of Section 2.7(b)(i) above and the Principal Paying Agent receives the following:

                  (A) if the transferee will take delivery in the form of a Book-Entry Interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) or (3) thereof; and

                  (B) if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

         Upon satisfaction of the conditions set forth in this Section 2.7(b)(ii), the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Book-Entry Depositary and, in the case the of the Sterling Global Notes, the Note Custodian to deliver the relevant Global Note(s) to it, (ii) endorse Schedule A to the relevant Global Note(s) to reflect the relevant increase or decrease in the principal amount at maturity or principal amount, as applicable, of such Global Note resulting from the applicable transfer, and (iii) thereafter, return the Dollar Global Notes to the Dollar Book-Entry Depositary and the Sterling Global Notes to the Note Custodian, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

                  (iii) Transfer and Exchange of Book-Entry Interests in a Restricted Global Note for Book-Entry Interests in an Unrestricted Global Note. A Book-Entry Interest in any Restricted Global Note may be exchanged by any holder thereof for a Book-Entry Interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.7(b)(i) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the Book-Entry Interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company; or

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit C hereto including the certifications contained in item (4) thereof; or

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

         Upon satisfaction of the conditions set forth in this Section 2.7(b)(iii), the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Book-Entry Depositary and, in the case the of the Sterling Global Notes, the Note Custodian to deliver the relevant Global Note(s) to it, (ii) endorse Schedule A to the relevant Global Note(s) to reflect the relevant increase or decrease in the principal amount at maturity or principal amount, as applicable, of such Global Note resulting from the applicable transfer, and (iii) thereafter, return the Dollar Global Notes to the Dollar Book-Entry Depositary and the Sterling Global Notes to the Note Custodian, together with all information regarding the Participant accounts to be credited and debited in connection with such exchange or transfer.

         If any such transfer or exchange is effected pursuant to this Section 2.7(b)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Principal Paying Agent shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of an Authentication Order from the Company in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount at maturity or principal amount, as applicable, equal to the aggregate principal amount at maturity or principal amount, as applicable, of Book-Entry Interests to be transferred or exchanged.

         Book-Entry Interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Book-Entry Interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Book-Entry Interests for Definitive Registered Notes. Book-Entry Interests in a Global Note may only be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Definitive Registered Note of the same Class. In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note of the same Class, the Principal Paying Agent and the Registrar must receive (1) a written and/or electronic order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit or cause to be debited a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written order directing the Registrar to issue or cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

                  (i) Book-Entry Interests in Restricted Global Notes to Restricted Definitive Registered Notes. A holder of a Book-Entry Interest in a Restricted Global Note may exchange such Book-Entry Interest for a Restricted Definitive Registered Note or transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note, if the exchange or transfer complies with the first paragraph of this Section 2.7(c) and:

                  (A) if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof;

                  (B) if such Book-Entry Interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                  (C) if such Book-Entry Interest is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                  (D) if such Book-Entry Interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Book-Entry Interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

                  (F) if such Book-Entry Interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (E) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, if applicable.

                  Upon satisfaction of the conditions set forth in this Section 2.7(c)(i), the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Book-Entry Depositary and, in the case the of the Sterling Global Notes, the Note Custodian to deliver the relevant Global Note(s) to it, (ii) endorse Schedule A to the relevant Global Note(s) to reflect the relevant decrease in the principal amount at maturity or principal amount, as applicable, of such Global Note resulting from the applicable transfer or exchange, (iii) thereafter, return the Dollar Global Notes to the Dollar Book-Entry Depositary and the Sterling Global Notes to the Note Custodian, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

                  The Company shall issue and, upon receipt of an Authentication Order from the Company in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount at maturity or principal amount, as applicable, equal to the aggregate principal amount at maturity or principal amount, as applicable, of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

                  (ii) Book-Entry Interests in Restricted Global Notes to Unrestricted Definitive Registered Notes. A holder of a Book-Entry Interest in a Restricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note or may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note if the exchange or transfer complies with the first paragraph of this Section 2.7(c) and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such Book-Entry Interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit C hereto including the certifications contained in item (4) thereof; or

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

                  Upon satisfaction of the conditions set forth in this Section 2.7(c)(ii), the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Book-Entry Depositary and, in the case the of the Sterling Global Notes, the Note Custodian to deliver the relevant Global Note(s) to it, (ii) endorse Schedule A to the relevant Global Note(s) to reflect the relevant decrease in the principal amount at maturity or principal amount, as applicable, of such Global Note resulting from the applicable exchange or transfer, (iii) thereafter, return the Dollar Global Notes to the Dollar Book-Entry Depositary and the Sterling Global Notes to the Note Custodian, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

                  The Company shall issue and, upon receipt of an Authentication Order from the Company in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount at maturity or principal amount, as applicable, equal to the aggregate principal amount at maturity or principal amount, as applicable, of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

                  (iii) Book-Entry Interests in Unrestricted Global Notes to Unrestricted Definitive Registered Notes. A holder of a Book-Entry Interest in an Unrestricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note or transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note upon the satisfaction of the conditions set forth in the first paragraph of this
         Section 2.7(c). Upon satisfaction of the conditions set forth in this
         Section 2.7(c)(iii), the Principal Paying Agent shall (i) instruct, in the case of the Dollar Global Notes, the Dollar Book-Entry Depositary and, in the case of the Sterling Global Notes, the Note Custodian to deliver the relevant Global Note(s) to it, (ii) endorse Schedule A to the relevant Global Note(s) to reflect the relevant decrease in the principal amount at maturity or principal amount, as applicable, of such Global Note resulting from the applicable transfer or exchange,
         (iii) thereafter, return the Dollar Global Notes to the Dollar Book-Entry Depositary and the Sterling Global Notes to the Note Custodian, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and
         (iv) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

         The Company shall issue and, upon receipt of an Authentication Order from the Company in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount at maturity or principal amount, as applicable, equal to the aggregate principal amount at maturity or principal amount, as applicable, of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

                  (d) Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests. Definitive Registered Notes may only be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Book-Entry Interest in a Global Note of the same Class. In connection with any transfer or exchange of Definitive Registered Notes for Book-Entry Interests of the same Class, the Holder of such Notes shall surrender to the Registrar such Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the Holder of such Definitive Registered Notes must deliver written and/or electronic orders directing the Depositary to credit the account of the transferee Participant in an amount equal to the Book-Entry Interest to be created and identifying the Participant account to be credited.

                  (i) Restricted Definitive Registered Notes to Book-Entry Interests in Restricted Global Notes. A Holder of Restricted Definitive Registered Notes may exchange such Notes for a Book-Entry Interest in a Restricted Global Note or transfer such Restricted Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note, if the exchange or transfer complies with the first paragraph of this Section 2.7(d) and:

                  (A) if the Holder of such Restricted Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof;

                  (B) if such Restricted Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Registered Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Registered Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Registered Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item
(3)(b) thereof;

                  (F) if such Restricted Definitive Registered Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (E) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(c) thereof, if applicable.

                  Upon satisfaction of all the requirements set forth in this
                  Section 2.7(d)(i), the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section
                  2.12 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct, in the case of the Dollar Global Notes, the Dollar Book-Entry Depositary and, in the case the of the Sterling Global Notes, the Note Custodian to deliver
                  (x) in the case of clause (C) above, the Regulation S Global Note and (y) in all other cases, the 144A Global Note, (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount at maturity or principal amount, as applicable, resulting from such transfer or exchange, and (v) thereafter, return the Dollar Global Notes to the Dollar Book-Entry Depositary and the Sterling Global Notes to the Note Custodian, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

                  (ii) Restricted Definitive Registered Notes to Book-Entry Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Registered Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Restricted Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the first paragraph of this Section 2.7(d) and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit C hereto including the certifications contained in item (4) thereof; or

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

                  Upon satisfaction of all the requirements set forth in this
                  Section 2.7(d)(ii), the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section
                  2.12 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct, in the case of the Dollar Global Notes, the Dollar Book-Entry Depositary and, in the case the of the Sterling Global Notes, the Note Custodian to deliver the relevant Global Note(s), (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount at maturity or principal amount, as applicable, resulting from such transfer or exchange, and (v) thereafter, return the Dollar Global Notes to the Dollar Book-Entry Depositary and the Sterling Global Notes to the Note Custodian, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

                  If any such transfer is effected pursuant to this Section 2.7(d)(ii) at a time when an Unrestricted Global Note has not yet been issued, the Principal Paying Agent shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of an Authentication Order from the Company in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Unrestricted Global Notes in an aggregate principal amount at maturity or principal amount, as applicable, equal to the aggregate principal amount at maturity or principal amount, as applicable, of Book-Entry Interests to be transferred or exchanged.

                  (iii) Unrestricted Definitive Registered Notes to Book-Entry Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Registered Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the first paragraph of this Section 2.7(d). Upon satisfaction of all the requirements set forth in this Section 2.7(d)(iii), the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section 2.12 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct, in the case of the Dollar Global Notes, the Dollar Book-Entry Depositary and, in the case the of the Sterling Global Notes, the Note Custodian to deliver the relevant Global Note(s), (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount at maturity or principal amount, as applicable, resulting from such transfer or exchange, and (v) thereafter, return the Dollar Global Notes to the Dollar Book-Entry Depositary and the Sterling Global Notes to the Note Custodian, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

                  If any such transfer is effected pursuant to this Section 2.7(d)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Principal Paying Agent shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of an Authentication Order from the Company in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Unrestricted Global

         Notes in an aggregate principal amount at maturity or principal amount, as applicable, equal to the aggregate principal amount at maturity or principal amount, as applicable, of Book-Entry Interests to be transferred or exchanged.

                  (e) Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes. Definitive Registered Notes may only be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Definitive Registered Note of the same Class. In connection with any such transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall surrender to the Registrar the Definitive Registered Notes for transfer or exchange duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.7(e). Upon request by a Holder of Definitive Registered Notes and such Holder's compliance with the provisions of this Section 2.7(e), the Registrar shall register the transfer or exchange of Definitive Registered Notes.

                  (i) Restricted Definitive Registered Notes to Restricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Registered Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. Any Restricted Definitive Registered Note may be exchanged by the Holder thereof for an Unrestricted Definitive Registered Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Registered Note if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit C hereto including the certifications contained in item (4) thereof; or

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;

                  (iii) Unrestricted Definitive Registered Notes to Unrestricted Definitive Registered Notes. A Holder of Unrestricted Definitive Registered Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Registered Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount at maturity or principal amount, as applicable, equal to the corresponding principal amount at maturity or principal amount, as applicable, of the Book-Entry Interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Registered Notes in an aggregate principal amount at maturity or principal amount, as applicable, equal to the corresponding principal amount at maturity or principal amount, as applicable, of the Restricted Definitive Registered Notes tendered for acceptance by Persons who certify to the effect set forth in
(i) and accepted for exchange in the Exchange Offer.

                  In addition, the Principal Paying Agent shall (i) endorse Schedule A to the Unrestricted Global Notes issued pursuant to the preceding paragraph to reflect the principal amount at maturity or principal amount, as applicable, of Restricted Global Notes tendered in the Exchange Offer, (ii) deliver such Unrestricted Global Notes to the relevant Book-Entry Depositary,
(iii) instruct, in the case of the Dollar Restricted Global Notes, the Dollar Book-Entry Depositary and, in the case the of the Sterling Restricted Global Notes, the Note Custodian to deliver the relevant Restricted Global Note(s),
(iv) endorse Schedule A to such Restricted Global Note(s) to reflect the decrease in principal amount at maturity or principal amount, as applicable, resulting from the Exchange Offer, and (v) thereafter, return the Dollar Restricted Global Notes to the Dollar Book-Entry Depositary and the Sterling Restricted Global Notes to the Note Custodian, together with all information regarding the Participant accounts to be debited in connection with the Exchange Offer.

                  (g) Legends. The following legend shall appear on the face of all Global Notes and Definitive Registered Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (A "QIB")) OR (B) IT HAS ACQUIRED THIS NOTE OR AN INTEREST HEREIN IN COMPLIANCE WITH THE FOLLOWING RESTRICTIONS ON TRANSFER.

         (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE PRINCIPAL PAYING AGENT OR THE REGISTRAR A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN (pound)250,000 OR $250,000, AS APPLICABLE, AN OPINION OF COUNSEL ACCEPTABLE TO THE PRINCIPAL PAYING AGENT OR REGISTRAR THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE PRINCIPAL PAYING AGENT OR REGISTRAR) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED BY IT A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE

         PRINCIPAL PAYING AGENT AND THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Registered Note issued pursuant to subparagraphs (b)(iii), (c)(ii),
(c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.7 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note may, if the Company so elects, bear a legend in substantially the following form:

         "THIS NOTE IS HELD BY THE [NOTE CUSTODIAN] [DOLLAR BOOK-ENTRY DEPOSITARY]1 (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE PRINCIPAL PAYING AGENT AND REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.1(a), 2.7, 3.3, 4.13 AND 4.15 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.7(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR BOOK-ENTRY DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF TELEWEST COMMUNICATIONS PLC."

                  (h) Cancellation of Global Notes. At such time as all Book-Entry Interests therein have been exchanged for Definitive Registered Notes, a Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.

                  (i) General Provisions Relating to All Transfers and
         Exchanges.

                           (i) To permit regulations of transfers and exchanges,
                  the Company shall execute and, upon the Company's order, the Trustee shall authenticate Global Notes at the request of the Principal Paying Agent and the Registrar, and Definitive Registered Notes at the Registrar's request.

                           (ii) No service charge shall be made to a Holder for
                  any registration of transfer of exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax, duty or governmental charge payable in connection therewith (other than any such stamp or transfer taxes, duties or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6, 4.13,
                  4.15 and 9.5 hereof).

--------
1 Unless otherwise noted, throughout this Indenture and the Exhibits hereto, the first of all bracketed numbers and words should be included in Sterling Notes; the second, in Dollar Notes.

                           (iii) All Global Notes and Definitive Registered
                  Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

                           (iv) The Company shall not be required (A) to issue,
                  to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                           (v) Prior to due presentment for the registration of
                  a transfer of any Note, the Trustee, the Paying Agents, the Registrar, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owners of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, the Paying Agents, the Registrar, any Agent nor the Company shall be affected by notice to the contrary.

                           (vi) The Trustee shall authenticate Global Notes and
                  Definitive Registered Notes in accordance with the provisions of Section 2.2 hereof.

                  Section 2.8 Replacement Notes

                  If a mutilated Definitive Registered Note is surrendered to the Registrar or the Trustee, if a mutilated Global Note is surrendered to the Principal Paying Agent or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Note, the Holder of such Note furnishes to the Company, the Trustee, the Principal Paying Agent (in the case of a Global Note) and/or the Registrar (in the case of a Definitive Registered Note), evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Trustee, the Principal Paying Agent (in the case of a Global Note) the Registrar (in the case of a Definitive Registered
Note) or the Company, an indemnity bond shall be posted, sufficient in the judgment of each to protect the Company, the Principal Paying Agent (in the case of a Global Note), the Registrar (in the case of a Definitive Registered Note) or the Trustee from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's exceptional out-of-pocket expenses in replacing such Note and the Registrar or Principal Paying Agent, as the case may be, may charge the Company for its expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Company.

                  Section 2.9 Outstanding Notes

                  The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.1 and 8.2, on or after the date on which the conditions set forth in Section 8.1 or 8.2 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.9 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

                  If, (i) prior to February 1, 2005, the Accreted Value or, thereafter, the principal amount at maturity, of any Discount Note or (ii) at any time, the principal amount of any Cash Pay Note, is considered to be paid under Section 4.1, it ceases to be outstanding and interest thereon shall cease to accrue.

                  If the appropriate Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest, Liquidated Damages, if any, and Principal with respect to the Notes payable on that date and is authorized and not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then (i) on and after that date such Notes shall cease to be outstanding and, (ii) (A) if such date is prior to February 1, 2005, the Discount Notes shall cease to accrete and (B) if such date is on or after February 1, 2005, interest on the Discount Notes shall cease to accrue and (iii) interest on the Cash Pay Notes shall cease to accrue.

                  Section 2.10 Treasury Notes

                  In determining whether the Holders of the Relevant Amount hereunder have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes that the Trustee actually knows are so owned shall be so disregarded.

                  Section 2.11 Temporary Notes

                  Until Definitive Registered Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Registered Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Registered Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Registered Notes.

                  Section 2.12 Cancellation

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, redemption or purchase. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, replacement, cancellation or purchase and shall dispose of canceled Notes in accordance with its policy of disposal, unless the Company directs the Trustee to return such Notes to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed, paid or purchased, or that have been delivered to the Trustee for cancellation.

                  Section 2.13 Defaulted Interest

                  If the Company defaults on a payment of interest or Liquidated Damages on the Notes, it shall pay the defaulted interest or Liquidated Damages, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to (a) the Persons who are Holders of Definitive Registered Notes, if any, on a subsequent special record date, which date shall be at least five Business Days prior to the payment date for such defaulted interest or Liquidated Damages, and (b) if a Global Note is still outstanding, to the Holder of such Global Note on such payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder of Definitive Registered Notes, if any, and if any Global Note is still outstanding, to the applicable Book-Entry Depositary, a notice that states the special record date, the payment date and the amount of defaulted interest or Liquidated Damages, and interest payable on such defaulted interest, if any, to be paid.

                  Section 2.14 CUSIP and ISIN Number; Common Code

                  The Company in issuing the Dollar Notes may a use "CUSIP" number and, in issuing the Sterling Notes, may use an "ISIN" number and a common code, and if so, such CUSIP or ISIN number and common code shall be included in notices of redemption, repurchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number or common code printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee, each Paying Agent and the Registrar of any change in the CUSIP or ISIN number and the common code.

                  Section 2.15 Deposit of Moneys; Payments by Principal Paying Agent

                  Prior to 10:00 a.m., London time, with respect to the Sterling Notes, and 12:00 noon, New York City time, with respect to the Dollar Notes, on each Interest Payment Date and on the Maturity Date, and at 10:00 a.m. London time, with respect to the Sterling Notes, and 12:00 noon New York City time, with respect to the Dollar Notes, on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.2, the Company shall deposit with the Paying Agents in immediately available funds United States dollars with respect to the Dollar Notes and Pounds Sterling with respect to the Sterling Notes, sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, in a timely manner which permits the relevant Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be.

                  All payments made by the Principal Paying Agent on the Dollar Global Notes shall be made from an account maintained in the Borough of Manhattan, in The City of New York, in the State of New York and all payments made by the Principal Paying Agent on the Sterling Global Notes shall be made from an account maintained in London, England.

                                  ARTICLE III.
                                   REDEMPTION

                  Section 3.1 Election to Redeem; Notices to Trustee

                  If the Company elects to redeem Notes pursuant to Paragraph 7, 8, 9 or 10 of the Notes, it shall notify the Trustee, the Principal Paying Agent and the Registrar in writing of the Redemption Date and the principal amount at maturity or principal amount, as applicable, of Notes to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.1 at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officer's Certificate stating that such redemption will comply with the conditions contained herein and in the Notes.

                  Section 3.2 Selection of Notes to Be Redeemed

                  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of any securities exchange on which the Notes are listed or, in the absence of such requirements, on a pro rata basis; provided that no Sterling Notes of (pound)1,000 in principal amount and no Dollar Notes of $1,000 in principal amount at maturity or principal amount, as applicable, or less shall be redeemed in part. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Notes selected for redemption and, in the case of Notes selected for partial redemption, the principal amount at maturity or principal amount, as applicable, to be redeemed. The Trustee may select for redemption portions of the principal amount of Sterling Notes that have denominations equal to or larger than (pound)1,000 principal amount and Dollar Notes that have denominations equal to or larger than $1,000 principal amount at maturity or principal amount, as applicable. Dollar Notes, Sterling Notes and portions of each that the Trustee selects shall be in amounts of (pound)1,000 principal amount and $1,000 principal amount at maturity or principal amount, as applicable, respectively, or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  Section 3.3 Notice of Redemption

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Notes to be redeemed and to the Trustee, each Paying Agent and the Registrar. The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the paragraph of the Notes pursuant to which the Notes are being redeemed;

                  (c) the redemption price (or, to the extent the redemption price is not determinable at the time the notice is mailed to Holders, the basis of the calculation of the redemption price) and the amount of accrued interest, if any, to be paid;

                  (d) the names and addresses of the Paying Agents where Notes must be presented for payment;

                  (e) that to collect the redemption price and accrued interest, if any, Global Notes called for redemption must be surrendered to the Principal Paying Agent and Definitive Registered Notes must be surrendered to a Paying Agent;

                  (f) that, unless the Company defaults in making the redemption payment with respect to a Note, the Principal thereof ceases to accrete and interest thereon ceases to accrue, as applicable, on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the applicable Paying Agent of the Notes redeemed;

                  (g) if any Note is to be redeemed in part, the portion of the principal amount at maturity or principal amount, as applicable (equal to $1,000, in the case of the Dollar Notes, or any integral multiple thereof) or principal amount (equal to (pound)1,000 in the case of the Sterling Notes, or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount at maturity or principal amount, as applicable, equal to the unredeemed portion thereof will be issued without charge to the Noteholder;

                  (h) if less than all of the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity or principal amount, as applicable, of Notes to be redeemed and the aggregate principal amount at maturity or principal amount, as applicable, of Notes estimated to be outstanding after such partial redemption; and

                  (i) the CUSIP and/or ISIN number and/or common code, if any, pursuant to Section 2.14.

                  At the Company's request made not less than 15 days prior to the latest date notice to Holders may be mailed pursuant to this Section 3.3, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                  In connection with any redemption of Global Notes, the Principal Paying Agent shall endorse Schedule A to each Global Note surrendered for redemption to reflect the decrease in principal amount at maturity or principal amount, as applicable, thereof resulting from such redemption.

                  Section 3.4 Effect of Notice of Redemption

                  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the redemption price, the Principal of such Notes ceases to accrete and interest and Liquidated Damages thereon cease to accrue, in each case, from and after the Redemption Date (unless the Company defaults in providing the funds for such redemption) and such Notes will then cease to be outstanding. Upon surrender to the applicable Paying Agent, such Notes shall be paid at the redemption price plus accrued interest and Liquidated Damages, if any, to the Redemption Date, but interest and Liquidated Damages installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders which would otherwise have been entitled thereto pursuant to this Indenture and the Notes.

                  Section 3.5 Deposit of Redemption Price

                  No later than 10:00 a.m. London time, with respect to the Sterling Notes and 12:00 noon New York City time, with respect to the Dollar Notes, on the Redemption Date, the Company shall deposit with the Paying Agents in immediately available funds money in United States dollars with respect to the Dollar Notes and in Pounds Sterling with respect to the Sterling Notes sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes or portions thereof to be redeemed on such Redemption Date.

                  If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds in United States dollars or Pounds Sterling, as applicable, with the Paying Agents, the principal amount at maturity or principal amount, as applicable, thereof and Premium, if any, and accrued interest and Liquidated Damages, if any, thereon shall, until paid, bear interest as provided in Section 4.1 with respect to any payment default.

                  Section 3.6 Definitive Registered Notes Redeemed in Part

                  Upon the surrender to the applicable Paying Agent and cancellation of a Definitive Registered Note that is redeemed in part only, the Company shall execute and the Trustee shall authenticate for the Holder a new Definitive Registered Note equal in principal amount at maturity or principal amount, as applicable, to the principal amount at maturity or principal amount, as applicable, of the unredeemed portion of the Definitive Registered Note surrendered.

                                   ARTICLE IV.
                                    COVENANTS

                  Section 4.1 Payment of Notes

                  The Company shall pay the principal of, Premium, if any, and interest and Liquidated Damages on the Notes on the dates and in the manner provided in the Notes and this Indenture.

                  An installment of principal, Premium, interest or Liquidated Damages shall be considered paid on the date due if the applicable Paying Agent holds on such date immediately available funds in United States dollars, with respect to the Dollar Notes, and Pounds Sterling, with respect to the Sterling Notes, designated for and sufficient to pay such installment.

                  Interest will accrue on the Notes at the rates set forth therein from the last day on which interest was paid or, if no such interest has been paid, from February 1, 2005, with respect to the Discount Notes, and the Issue Date, with respect to the Cash Pay Notes. In the case of a default in payment of Principal upon acceleration, redemption or purchase, the overdue

Principal shall bear interest and such interest shall be payable as provided in the next succeeding paragraph.

                  The Company shall pay interest on overdue Principal and interest on overdue installments of interest and Liquidated Damages, to the extent lawful, at a rate equal to that borne by the Notes. Any such interest shall be payable on demand and shall be compounded semiannually on each February 1 and August 1.

                  Section 4.2 Maintenance of Office or Agency

                  The Company shall maintain the offices and agencies specified in Section 2.3.

                  Section 4.3 Corporate Existence

                  Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided that neither the Company nor any of its Restricted Subsidiaries shall be required to preserve any such rights, licenses or franchises if such rights, licenses or franchises will be replaced or if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, and the loss thereof is not adverse in any material respect to the Holders; provided, further, that any Restricted Subsidiary may be merged into or wound up on and liquidated into the Company or any other Restricted Subsidiary.

                  Section 4.4 Payment of Taxes and Other Claims

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts any reserves required in accordance with GAAP have been made.

                  Section 4.5 Maintenance of Properties; Insurance; Books and Records; Compliance with Law

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all time cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

                  (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

                  (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                  (d) The Company shall, and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

                  Section 4.6 Compliance Certificates

                  The Company shall deliver to the Trustee within 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2000, an Officer's Certificate of the Company (which shall be signed by one of the principal executive officer, principal financial officer and principal accounting officer of the Company) stating (i) that a review has been conducted of the activities of the Company and its Restricted Subsidiaries under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of the Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default or Event of Default shall have occurred, specifying each such Default or Event of Default and describing its status and what action the Company is taking or proposes to take with respect thereto).

                  The annual financial statements delivered pursuant to Section
4.7 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing as to which such accountants have professional competence has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture as to which such accountants have professional competence, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  Section 4.7 Reports

                  The Company will furnish to the Holders and file with the SEC:

                  (i) within 120 days after the end of each fiscal year, (1) audited year-end consolidated financial statements prepared in accordance with either (A) US GAAP or (B) UK GAAP reconciled to US GAAP and (2) the information described in Item 303 of Regulation S-K under the Act (e.g., management's discussion and analysis); and

                  (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (1) unaudited quarterly consolidated financial statements prepared in accordance with either
         (A) US GAAP or (B) UK GAAP without reconciliation to US GAAP and (2) the information described in Item 303 of Regulation S-K under the Act, with respect to such period.

                  The Company shall deliver to the Trustee, within 30 days after it files them with the SEC, copies of any annual and periodic reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. From and after the Exchange Offer, the Company shall also comply with the other provisions of TIA ss. 314(a)

                  Section 4.8 Limitation on Indebtedness

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness (including Acquired Indebtedness) other than the Notes, Indebtedness existing on the Issue Date, and Permitted Indebtedness; provided that the Company or a Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 8.0 to 1.0.

                  (b) For purposes of determining any particular amount of Indebtedness under this Section 4.8, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.8, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness provided for in paragraph (a) of this Section 4.8 or described in the definition of Permitted Indebtedness, the Company shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in paragraph (a) or in one of the clauses in the definition of Permitted Indebtedness and (B) the amount of Indebtedness issued at a price that is less than the principal amount at maturity or principal amount, as applicable, thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

                  Section 4.9 Limitation on Restricted Payments

                  (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

                  (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur (pound)1.00 of Indebtedness under Section 4.8(a); and

                  (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (a) the difference between (x) the Cumulative Available Cash

         Flow determined at the time of such Restricted Payment and (y) 150% of the cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment plus (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue or sale (other than to a Subsidiary of the Company) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date, plus (c) the aggregate net proceeds received by the Company from the issuance (other than to a Subsidiary of the Company) after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Company plus (d) in the case of the repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clauses (b)(y) and (c), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

                  For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

                  (b) The provisions of Section 4.9(a) shall not be violated by reason of:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with Section 4.9(a);

                  (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including Premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange or conversion for (A) shares of Capital Stock (other than Disqualified Stock) of the Company or (B) Indebtedness Incurred under clause (i) of the definition of Permitted Indebtedness;

                  (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (iv) payments or distributions pursuant to or in connection with a consolidation, combination, merger or transfer of assets that complies with the provisions of Section 5.1;

                  (v) the extension by the Company or any Restricted Subsidiary of trade credit to Unrestricted Subsidiaries, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business;

                  (vi) advances by the Company or any Restricted Subsidiary to fund the working capital or network construction requirements or to refinance Indebtedness of Unrestricted Subsidiaries in an aggregate amount not to exceed (pound)5 million (or, if non-Sterling denominated, the Sterling Equivalent thereof) at any time outstanding;

                  (vii) Investments in Unrestricted Subsidiaries promptly made with the proceeds of a substantially concurrent (1) capital contribution to the Company or (2) issue or sale of Capital Stock (other than Disqualified Stock) of the Company; and

                  (viii) Investments of any Person acquired by the Company or by any Restricted Subsidiary, which Investments were existing at the time of such acquisition;

provided that except in the case of clauses (i), (iii) and (v) of this Section 4.9(b), no Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  In determining the amount of Restricted Payments permissible under Section 4.9(a), amounts expended pursuant to clauses (i), (ii)(A), (iii),
(iv), (v), (vi) or (vii) of this Section 4.9(b) shall be included as Restricted Payments.

                  Section 4.10 Limitation on Liens Securing Certain Indebtedness

                  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, which secure either (x) Subordinated Debt Securities unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Debt Securities or (y) Pari Passu Debt Securities, unless the Notes are equally and ratably secured with the Liens securing such Pari Passu Debt Securities.

                  Section 4.11 Limitation on Issuances of Guarantees by Restricted Subsidiaries

                  The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Debt Securities of the Company ("Guaranteed Indebtedness") unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes issued under the Indenture by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is
(A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  Section 4.12 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

                  For so long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

                  (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

                  (iii) make loans or advances to the Company or any other Restricted Subsidiary; or

                  (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                  The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction:

                  (1) existing on the Issue Date, including those provided for herein;

                  (2) applicable to a Restricted Subsidiary which encumbrance or restriction is contained in an agreement or instrument governing or relating to Indebtedness (an "Indebtedness Instrument") created after the Issue Date, provided that, in the case of this clause (2), such encumbrance or restriction applies (x) only to amounts which at any point in time other than during such periods as are described in the following clause (y) (1) are in excess of interest and, at stated maturity, principal (after giving effect to any realization by the Company under an applicable Currency Agreement) due and payable (or which are to become due and payable within 30 days) in respect of the Notes or this Indenture or are either in excess of the amount permitted by, or in an amount that would be prohibited as a result of, financial covenants contained in such Indebtedness Instrument; or (2) if paid, would result in an event described in the following clause (y) of this sentence, and/or (y) during the pendency of any event that causes, permits or, after notice and/or lapse of time, would cause or permit the holder(s) of the Indebtedness governed by the Indebtedness Instrument to declare any such Indebtedness to be immediately due and payable and/or require cash collateralization or cash cover for such Indebtedness for so long as such cash collateralization or cash cover has not been provided;

                  (3)      existing under or by reason of applicable law;

                  (4) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; or

                  (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

or (B), in the case of clause (iv) only, any such encumbrance or restriction:

                  (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

                  (2) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture; or

                  (3) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not individually, or together with all such encumbrances or restrictions, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

                  Nothing contained in this Section 4.12 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.10 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

                  Section 4.13 Limitation on Asset Sales

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset

Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (ii) at least 80% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness, or are not so applied, the Company or any Restricted Subsidiary may apply such Net Cash Proceeds within 365 days thereof, to an investment in properties and assets that will be used in a Cable/Telecommunications Business (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment, or of a non-Wholly Owned Restricted Subsidiary that will continue to be a Restricted Subsidiary following such Investment, if such Person's primary business consists of a Cable/Telecommunications Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Notwithstanding the foregoing, the Company or its Restricted Subsidiaries may retain up to (pound)5 million (or if non-Sterling denominated, the Sterling Equivalent thereof) of Net Cash Proceeds from any Asset Sale for any purpose. Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness nor invested in Replacement Assets within such 365-day period (exclusive of the up to (pound)5 million referred to in the preceding sentence) shall constitute "Excess Proceeds" subject to disposition as provided below.

                  Within 30 days after the aggregate amount of Excess Proceeds exceeds (pound)15 million (or, if non-Sterling denominated, the Sterling Equivalent thereof), the Company shall make an offer to purchase (an "Excess Proceeds Offer") from the Holders of the Notes and Other Qualified Notes an aggregate amount of Notes, determined on a pro rata basis according to the Accreted Value, principal amount at maturity or principal amount, as applicable, of the Notes and the Other Qualified Notes, equal to the Excess Proceeds on such date (x) with respect to the Other Qualified Notes, based on the terms set forth in the indenture related to each issue of the Other Qualified Notes, and (y) (1) with respect to the Discount Notes, at a purchase price equal to 100% of the Accreted Value thereof on any purchase date prior to February 1, 2005 or 100% of the principal amount at maturity thereof thereafter and (2) with respect to the Cash Pay Notes, at a purchase price equal to 100% of the principal amount thereof, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. To the extent that the aggregate of the Accreted Value or principal amount at maturity of the Discount Notes, as applicable, principal amount of the Cash Pay Notes and principal amount of the Other Qualified Notes tendered pursuant to such offer is less than Excess Proceeds, the Company may use such deficiency for general corporate purposes. To the extent that the Accreted Value or principal amount at maturity of the Discount Notes, as applicable, principal amount of the Cash Pay Notes and principal amount of the Other Qualified Notes tendered by holders thereof exceeds the amount of Excess Proceeds, then the Excess Proceeds will be allocated pro rata according to the Accreted Value or principal amount at maturity of the Discount Notes, as applicable, the principal amount of the Cash Pay Notes and the principal amount of each issue of Other Qualified Notes that are tendered, and the Trustee will select the Notes to be purchased from the amount allocated to the Notes on a pro rata basis (with such adjustments as the Company deems appropriate in order that only Notes in denominations of (pound)1,000 or $1,000, as applicable, or integral multiples thereof shall be purchased). Upon completion of the Excess Proceeds Offer, the amount of Excess Proceeds will be set at zero.

                  Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without compliance with such paragraphs to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for Fair Market Value; provided that any consideration not constituting Replacement Assets received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

                  (b) The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee, the Paying Agents, the Registrar and each Holder stating:

                  (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.13 and that all Notes validly tendered will be accepted for payment on a pro rata basis among Holders of the Notes from the Excess Proceeds available therefor;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

                  (iii) that any Note not tendered will continue to accrete or accrue interest, as applicable, pursuant to its terms;

                  (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue interest, as applicable, on and after the Excess Proceeds Payment Date;

                  (v) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Principal Paying Agent, in the case of the Global Notes, and to any Paying Agent, in the case of Definitive Registered Notes, in each case, at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity or principal amount, as applicable, of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (vii) that in the case of Definitive Registered Notes to be purchased only in part, the Company will issue new Definitive Registered Notes equal in principal amount at maturity or principal amount, as applicable, to the unpurchased portion of the Definitive Registered Notes surrendered; provided that each Dollar Definitive Registered Note purchased and each new Dollar Definitive Registered
         Note issued shall be in a principal amount at maturity or principal amount, as applicable, of $1,000 and that each Sterling Definitive Registered Note purchased and each new Sterling Definitive Registered Note shall be issued in a principal amount of (pound)1,000, or, in each case, integral multiples thereof.

                  On the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agents money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof together with an Officer's Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agents shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price.

                  In connection with any repurchase of Global Notes pursuant to an Excess Proceeds Offer, the Principal Paying Agent shall endorse Schedule A to the each Global Note surrendered for repurchase to reflect the decrease in principal amount at maturity or principal amount, as applicable, of such Global Note resulting from such Excess Proceeds Offer.

                  The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date.

                  (c) If the Company is required to make an Excess Proceeds Offer, the Company will comply with all applicable tender offer rules, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other applicable securities laws and regulations, including any UK securities laws and the requirements of the London Stock Exchange.

                  (d) Prior to the commencement of an Excess Proceeds Offer, the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to such Excess Proceeds Offer have been complied with.

                  Section 4.14 Limitation on Transactions with Shareholders and Affiliates

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) (an "Affiliate Transaction") with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary (together, "Related Persons"), except upon fair and reasonable terms to the Company or such Restricted Subsidiary. Specifically, the Company will not, and will not permit any Restricted Subsidiary to, (x) provide credit support for, or a Guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any agreement, undertaking or instrument evidencing such Indebtedness), provided that the Company or any Restricted Subsidiary may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company or any Restricted Subsidiary other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x), (y) or (z) to the extent permitted under Section 4.8 and, in the case of clause (x) or (y), to the extent permitted under Section 4.9.

                  The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (iv) any Restricted Payments not prohibited by Section 4.9; (v) any transaction pursuant to an agreement in effect on the Issue Date; or (vi) any transaction in the ordinary course of business between the Company or any Restricted Subsidiary and any Affiliate thereof engaged in the Cable/Telecommunications Business. The foregoing limitation also does not limit, and shall not apply to, transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee, at or prior such transaction, a written opinion of an Independent Financial Advisor, stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

                  Any transaction (or series of related transactions) with a Related Person (other than those transactions set forth in clauses (i) through (vi) of the immediately preceding paragraph) in which any Person receives in excess of (pound)5 million in any fiscal year shall be approved by a majority of the disinterested directors of the Board of Directors of the Company. Any transaction (or series of related transactions) with a Related Person involving in excess of (pound)25 million, or as to which there are no disinterested directors, is subject to the further requirement that the Company obtain an opinion of an Independent Financial Advisor with experience in appraising the terms and conditions of the relevant type of transaction (or series of related transactions) stating that the transaction (or series of related transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary.

                  Section 4.15 Change of Control

                  Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of (A) the Accreted Value thereof (determined at the date of purchase), in the case of Discount Notes purchased prior to February 1, 2005, or the principal amount at maturity thereof in the case of Discount Notes purchased on or after February 1, 2005, and (B) the principal amount thereof in the case of Cash Pay Notes, in each case, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). The Company is not required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes a Change of Control Offer that would be in compliance with the provisions described in this section if it were made by the Company and purchases the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control Triggering Event, the Company covenants to (i) repay in full all Indebtedness of the Company that would prohibit the repurchase of the Notes as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such Indebtedness of the Company to permit the repurchase of the Notes as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this Section 4.15.

                  Within 30 days following the Change of Control Triggering Event, the Company shall mail a notice to the Trustee, the Paying Agents, the Registrar and each Holder stating:

                  (i) that a Change of Control Triggering Event has occurred, that the Change of Control Offer is being made pursuant to this Section
         4.15 and that all Notes validly tendered will be accepted for payment;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

                  (iii) that any Note not tendered will continue to accrete or accrue interest, as applicable, pursuant to its terms;

                  (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest, as applicable, on and after the Change of Control Payment Date;

                  (v) that Holders electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Principal Paying Agent, in the case of the Global Notes, and to any Paying Agent, in the case of the Definitive Registered Notes, in each case, at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity or principal amount, as applicable, of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (vii) that in the case of Definitive Registered Notes to be purchased only in part, the Company will issue new Definitive Registered Notes equal in principal amount at maturity or principal amount, as applicable, to the unpurchased portion of the Definitive Registered Notes surrendered; provided that each such Definitive Registered Note purchased and each new Definitive Registered Note issued shall be in a principal amount at maturity or principal amount, as applicable, of $1,000 or principal amount of (pound)1,000 or, in each case, integral multiples thereof.

                  On the Change of Control Payment Date, the Company shall: (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agents money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer's Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agents shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price.

                  In connection with any repurchase of Global Notes pursuant to a Change of Control Offer, the Principal Paying Agent shall endorse Schedule A to the each Global Note surrendered for repurchase to reflect the decrease in principal amount at maturity or principal amount, as applicable, of such Global Note resulting from such Change of Control Offer.

                  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control Triggering Event occurs and the Company is required to repurchase the Notes under this
Section 4.15.

                  Prior to the commencement of a Change of Control Offer, the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (to the extent matters of law are involved) stating that all conditions precedent to such Change of Control Offer have been complied with.

                  Section 4.16 Additional Amounts

                  All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within the UK, or within any other jurisdiction in which the Company is organized or engaged in business for tax purposes, unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within the UK, or within any other jurisdiction in which the Company is organized or engaged in business for tax purposes, from any payment made under or with respect to the Notes, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of Notes (an "Excluded Holder") with respect to any Tax which would not have been imposed, payable or due: (i) but for the existence of any present or former connection between the holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes) and the UK or other jurisdiction in which the Company is organized or engaged in business for tax purposes other than the holding of the Notes;
(ii) but for the failure to comply upon written notice by the Company delivered 60 days prior to any payment date with a request by the Company to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice concerning nationality, residence or connection with the UK or other jurisdiction in which the Company is organized or engaged in business for tax purposes; provided that the Company shall pay any Additional Amounts not paid on any payment date as a result of the operation of this clause (ii) upon the satisfaction of the relevant certification, identification or other reporting requirements within 30 days after such payment date, provided that the Company shall not, as a result of such satisfaction occurring after the payment date, have already irrevocably paid to the relevant taxing authority the withheld or deducted amount in respect of which such Additional Amounts would have been payable; (iii) if the presentation of Definitive Registered Notes for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later; (iv) if the payment could have been made by or through another paying agent without such withholding; (v) but for the fact that the Notes are held in definitive registered form and such Definitive Registered Notes have been issued at the request of the holder or any previous holder of such Notes (unless all Notes of that Class have been exchanged for Definitive Registered Notes); or (vi) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes had been the holder of the Notes and would not be entitled to the payment of Additional Amounts (excluding the impact of the book-entry procedures described in Section 2.7).

                  In addition, Additional Amounts will not be payable (i) with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest or Liquidated Damages on, the Notes, or (ii) with respect to any Definitive Registered Notes issued at the request of a holder (including following an Event of Default) if, at the time of the payment in question, Definitive Registered Notes have not been issued in exchange for the entire principal amount at maturity or principal amount, as applicable, of Notes of that Class. The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company will furnish to the Holders of the Notes, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or, if such receipts are not obtainable, other evidence of such payments by the Company.

                  At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee, the Paying Agents and the applicable Book-Entry Depositary an Officer's Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agents to pay such Additional Amounts to the Holders of Notes on the payment date. Such Officer's Certificate shall also specify the amount required to be deducted or withheld on payments under or with respect to the Notes due on such payment date for or on account of Taxes and certify that such amount will be deducted or withheld and paid by the Company. The Company covenants to indemnify the Trustee and the Paying Agents for, and to hold each of them harmless against, any loss, liability or reasonable expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with actions taken or omitted to be taken by any of them in reliance on any Officer's Certificate furnished to them by the Company pursuant to this paragraph or in reliance upon the absence of any such Officer's Certificate required to be furnished by the Company which is not furnished. The obligations of the Company under this paragraph shall survive the resignation or removal of the Trustee or the relevant Paying Agent, the redemption of the Notes, and the termination of this Indenture.

                  Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount at maturity, principal amount or Accreted Value of the Notes or of principal, Premium, if any, interest or Liquidated Damages, if any, on or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  The obligations of the Company under this Section 4.16 shall survive the termination of this Indenture and the payment of all amounts under or with respect to the Notes.

                  Section 4.17 Waiver of Stay, Extension or Usury Laws

                  The Company covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE V.
                              SUCCESSOR CORPORATION

                  Section 5.1 Consolidation, Merger and Sale of Assets

                  The Company shall not consolidate or combine with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation, combination or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless:

                  (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of England and Wales, of the US or of Scotland and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Indenture;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least (pound)1.00 of Indebtedness under the proviso of Section 4.8(a); and

                  (iv) the Company delivers to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.1 and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  Section 5.2 Successor Entity Substituted

                  Upon any consolidation, combination, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or combination or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein, and thereafter, the predecessor company (except in the case of a lease) shall be released from all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE VI.
                              DEFAULT AND REMEDIES

                  Section 6.1 Events of Default

                  (a) Each of the following events is an "Event of Default":

                  (i) the Company defaults in the payment of principal of, or Premium on, any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                  (ii) the Company defaults in the payment of interest, Additional Amounts or Liquidated Damages on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (iii) the Company fails to perform or comply with the provisions of Section 5.1;

                  (iv) the Company fails to repurchase Notes at the conclusion of a Change of Control Offer or Excess Proceeds Offer referred to in Sections 4.15 and 4.13, respectively;

                  (v) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes, which default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more of the Relevant Amount of the Notes outstanding;

                  (vi) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of(pound)10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and


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         such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (vii) any final judgment or order for the payment of money in excess of (pound)10 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed (pound)10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (viii) (A) a court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

                           a. is for relief against the Company or any
                  Significant Subsidiary in an involuntary case or proceeding,

                           b. appoints a Custodian of the Company or any
                  Significant Subsidiary for all or substantially all of its properties, or

                           c. orders the liquidation of the Company or any
                  Significant Subsidiary,

         and in each case such order or decree remains unstayed and in effect for 60 days;

                  (B) The holder of any Indebtedness with a principal amount of (pound)10 million or more appoints a receiver or similar official with respect to all or substantially all of the assets of the Company or any Significant Subsidiary and such receiver is not removed for 120 days; and

                  (ix) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case or proceeding,

                  (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness,

                  (E) consents to the filing against it of a petition in bankruptcy, or


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

                  (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

                  (b) For purposes of this Article VI, the term "Custodian" is defined to mean any custodian, receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise. The term "Bankruptcy Order" is defined to mean any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                  Section 6.2 Acceleration

                  If an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% of the Relevant Amount of then outstanding Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the Notes to be immediately due and payable at 100% of the Default Amount thereof, in each case, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of such declaration. Upon a declaration of acceleration, such Default Amount, Premium, if any, and accrued interest and Liquidated Damages, if any, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.1(a)(vi) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company and/or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Section 6.1(a)(viii) or (ix) above occurs with respect to the Company, the Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the Default Amount thereof, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of such Event of Default, in each case without any declaration or other act on the part of the Trustee or any Holder.

                  The Holders of at least a majority of the Relevant Amount of the then outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest and Liquidated Damages on all Notes, (iii) the principal of and Premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the rate prescribed therefor by such Notes, (b) all existing Events of Default, other than the non-payment of the Default Amount, Premium, if any, and accrued interest and Liquidated Damages, if any, on the Notes that have become due solely by such declaration or


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occurrence of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.

                  Section 6.3 Other Remedies

                  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of or interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

                  Section 6.4 Waiver of Past Default

                  Subject to Sections 6.2, 6.7 and 9.2, the Holders of at least a majority of the Relevant Amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of Principal of, Premium, if any, or interest or Liquidated Damages, if any, on any Note as specified in Section 6.1(a)(i) or
(ii) or in respect of a covenant or provision of this Indenture which cannot pursuant to Section 9.2 be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                  Section 6.5 Control by Majority

                  Subject to the provisions of Section 7.2 (f), the Holders of at least a majority of the Relevant Amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (a) conflicts with law or this Indenture, (b) may involve the Trustee in personal liability, or (c) that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction; provided, further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

                  Section 6.6 Limitation on Suits

                  A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% of the Relevant Amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) if requested by the Trustee, such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense (including the reasonable fees and expenses of its counsel);



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                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period, the Holders of a majority of the Relevant Amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such Noteholder.

                  Section 6.7 Rights of Holders to Receive Payment

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of, Premium, if any, or interest or Liquidated Damages, if any, on a Note (including any Additional Amounts) or to bring suit for the enforcement of any such payment, on or after the due date for such payment expressed in the Notes, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

                  Section 6.8 Collection Suit by Trustee

                  If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of Principal, Additional Amounts and accrued interest and Liquidated Damages remaining unpaid together with interest on overdue Principal, Additional Amounts and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at a rate equal to that borne by the Notes, which interest shall be compounded semiannually each February 1 and August 1, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 6.9 Trustee May File Proofs of Claim

                  The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7) and the Noteholders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any


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Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

                  Section 6.10 Priorities

                  If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

                  First: to the Trustee for amounts due under Section 7.7;

                  Second: to Holders for amounts then due and unpaid for Principal of, Premium, if any, and interest and Liquidated Damages, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for Principal, Premium, if any, and interest and Liquidated Damages, if any, respectively; and

                  Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders Pursuant to this
Section 6.10.

                  Section 6.11 Undertaking for Costs

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount at maturity of outstanding Notes.

                  Section 6.12 Restoration of Rights and Remedies

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 6.13 Rights and Remedies Cumulative

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any


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right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 6.14 Delay or Omission Not Waiver

                  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII.
                                     TRUSTEE

                  Section 7.1 Duties of Trustee

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) The Trustee undertakes to perform such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:

                  (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of a majority in principal amount at maturity of the Notes; and



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                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.1.

                  (e) The Trustee may refuse to perform any duty or exercise any right or unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

                  Section 7.2 Rights of Trustee

                  Subject to TIA Sections 315(a) through (d), and except as provided in Section 7.l:

                  (a) The Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 10.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than employees of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

                  (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the


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costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, extend to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent of the Trustee employed to act hereunder.

                  (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Book-Entry Interests, other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  Section 7.3 Individual Rights of Trustee

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311 pursuant to which the Trustee shall resign if it acquires and does not eliminate a conflicting interest as defined therein.

                  Section 7.4 Trustee's Disclaimer

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the issuance of the Notes; and it shall not be responsible for any statement of the Company in the Notes other than the Trustee's certificate of authentication.

                  Section 7.5 Notice of Defaults

                  If any Default or any Event of Default with respect to the Notes occurs and is continuing and is actually known by a Responsible Officer of the Trustee, the Trustee shall give notice of the Default or Event of Default within 45 days after the occurrence thereof to the Holders of the Notes, unless such Default shall have been cured or waived before the mailing of such notice. Except in the case of a Default or an Event of Default in the payment of Principal, Premium, if any, or interest or Liquidated Damages on any Note, the Trustee may withhold the notice to the Noteholders if a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Noteholders.

                  Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be deemed to have knowledge of any Default, Event of Default, Change of Control Triggering Event or Asset Sale except (i) a default described in
Section 6.1 (a)(i) or (ii) so long as the Trustee is the Paying Agent, or (ii) any Default, Event of Default, Change of Control Triggering Event or Asset Sale of which the Trustee shall have received written notification at its Corporate Trust Office or a Responsible Officer charged with the administration of this Indenture shall have obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other reports and documents furnished under Section 4.7 of this Indenture which reports and documents the Trustee shall have no duty to examine.


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                  Section 7.6 Reports by Trustee to Holders

                  To the extent required by TIA ss. 313(a), within 60 days after May 15 of each year commencing with 2000 and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Holder of Definitive Registered Notes, if any, and to the Holder of the Global Note, the Trustee's brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b) and TIA ss. 313(c) and (d). A copy of such report at the time of its mailing to Noteholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed.

                  The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange other than the London Stock Exchange, and the Trustee shall comply with TIA ss. 313(d).

                  Section 7.7 Compensation and Indemnity

                  The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability, damage, claim or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes in its capacity as Trustee, Paying Agent or Registrar, including the costs and expenses of investigating or defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agents or the Registrars through the Trustee's, the Paying Agents' or the Registrars', as the case may be, negligence or bad faith.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, except money or property held in trust to pay Principal of, Premium, if any, and interest on particular Notes. Such lien shall survive the termination of this Indenture.

                  Subject to any other rights available to the Trustee under any applicable Bankruptcy Law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii) or (ix) occurs, the parties hereto and the Noteholders, by acceptance of the Notes, hereby agree


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that the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

                  The Trustee's rights under this Section 7.7 shall survive the resignation or removal of the Trustee, the redemption of the Notes and the termination of this Indenture.

                  Section 7.8 Replacement of Trustee

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority of the Relevant Amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority of the Relevant Amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after such delivery, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority of the Relevant Amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Noteholder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


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

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  Section 7.9 Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

                  Section 7.10 Eligibility; Disqualification

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee may not be an obligor upon the Notes or an Affiliate of any such obligor.

                  Section 7.11 Money Held in Trust

                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII of this Indenture.

                  Section 7.12 Withholding Taxes

                  Each Paying Agent, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by US federal, New York State or UK law, or as otherwise directed in writing by the Company. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                  Section 7.13 Co-Trustees

                  It is the intention of the Trustee, that this Indenture shall not cause a violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. In furtherance of the foregoing, the Trustee may appoint an additional individual or institution that meets the requirements of Section 7.10 hereof as a separate or co-trustee to act in jurisdictions other than the United States and the United Kingdom. Upon such appointment, the Trustee will notify the Holders thereof and each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest, lien , duty and obligation expressed or intended by this Indenture to be exercised by, vested in, conveyed


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to or imposed on the Trustee with respect thereto shall be exercisable by, vest in and be imposed on such separate or co-trustee but, in the case of any such remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest or lien, only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

                  Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company at the expense of the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

                  No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; provided that such co-trustee was appointed with due care.

                  The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and sent to the Holders.

                  Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law or this Indenture, to do any lawful act under or in respect of this Indenture on its behalf and in its name.

                                  ARTICLE VIII.
                       DISCHARGE OF INDENTURE; DEFEASANCE

                  Section 8.1 Termination of Company's Obligations



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                  The Company may, at its option, terminate its obligations
under the Notes and this Indenture, except those obligations referred to in the last paragraph of this Section 8.1, if:

                  (a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (b) (i) the Notes have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
(ii) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money and/or US Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay Principal, Premium, if any, and interest and Liquidated Damages, if any, on the Dollar Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money and/or UK Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay Principal, Premium, if any, and interest and Liquidated Damages, if any, on the Sterling Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iv) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (v) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and (vi) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  With respect to the foregoing Section 8.1(a), the Company's obligations under Section 7.7 shall survive. With respect to the foregoing
Section 8.1(b) the Company's obligations in Sections 2.2, 2.3, 2.5, 2.7, 2.8, 2.13, 4.1, 4.2, 4.16, 7.7, 7.8, 8.3, 8.4 and 8.5 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                  Section 8.2 Legal Defeasance and Covenant Defeasance

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph
(d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the


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

outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). Notwithstanding anything else in this Section 8.2, such discharge will not occur prior to the end of the six-month period specified in paragraph (d)(iii) below or, if applicable, until the end of the one-year period specified in clause (2) of paragraph (d)(x) below. For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, Premium, if any, and interest and Liquidated Damages on such Notes (including Additional Amounts) when such payments are due,
(ii) the Company's obligations with respect to such Notes under Sections 2.2, 2.3, 2.6, 2.7, 2.8, 4.2 and 4.16 (for purposes of applying Section 4.16, if the Trustee (or any other qualifying trustee referred to in Section 8.2(d)(i)) is required, by law or by the interpretation or administration thereof, to withhold or deduct any amount for or on account of Taxes from any payment made from the trust fund described in Section 8.2(d)(i) under or with respect to the Notes, such payment shall be deemed to have been made by the Company and the Company shall be deemed to have been so required to withhold or deduct and the amount so deposited with the Trustee by the Company shall include the aggregate amount of all such withholding or deduction required) and, with respect to the Trustee, under Sections 7.7 and 7.8, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2 and Sections 8.3,
8.4 and 8.5. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in clause (iii) of
Section 5.1 and in Sections 4.6 through 4.15 (except for obligations mandated by the TIA) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.1(a)(iii) or 6.1(a)(v), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:



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

                  (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.2 applicable to it) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable agreement in form and substance satisfactory to the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (x) (1) US Dollars in an amount sufficient or (2) US Government Obligations maturing as to principal, Premium, if any, and interest and Liquidated Damages, if any, in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such principal, Premium or interest or Liquidated Damages, or (3) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge not later than one day before the due date of any such payments, and which shall be applied by the Paying Agents at the direction of Trustee (or other qualifying trustee) to pay and discharge when due, principal of, Premium, if any, and interest and Liquidated Damages and Additional Amounts, if any, on the outstanding Dollar Notes on the Maturity Date, a Redemption Date or otherwise in accordance with the terms of this Indenture and of such Dollar Notes and (y) (1) Pounds Sterling in an amount sufficient or (2) UK Government Obligations maturing as to principal, Premium, if any, and interest and Liquidated Damages, if any, in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such principal, Premium or interest or Liquidated Damages, or (3) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge not later than one day before the due date of any such payments, and which shall be applied by the Paying Agents, at the direction of the Trustee (or other qualifying trustee) to pay and discharge when due, principal of, Premium, if any, and interest and Liquidated Damages and Additional Amounts, if any, on the outstanding Sterling Notes on the Maturity Date, a Redemption Date or otherwise in accordance with the terms of this Indenture and of such Sterling Notes; provided that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such amounts to said payments with respect to the Notes;

                  (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (iii) neither the Company nor any Restricted Subsidiary is an "insolvent person" within the meaning of any Bankruptcy Law on the date of such deposit or at any time during the period ending at the end of the sixth month after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);


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

                  (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it is bound;

                  (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
         (B) since the Issue Date, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and legal defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which may be based on an Internal Revenue Service ruling) to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

                  (vii) the Company shall have delivered to the Trustee an Opinion of Counsel in the United Kingdom to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for United Kingdom income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to United Kingdom income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred (this condition may not be waived by any Holder or the Trustee);

                  (viii) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit made by the Company pursuant to its election under paragraph (a) or (b) of this Section 8.2 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                  (ix) in the case of an election under either paragraph (b) or
         (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and
         (B) at the end of the sixth month following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

                  (x) in the case of an election under either paragraph (b) or
         (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (1) such deposit and legal defeasance or covenant defeasance, as the case may be, shall not cause the Trustee or


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

         the trust so created to be subject to the United States Investment Company Act of 1940, as amended, and (2) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;

                  (xi) in the case of an election under either paragraph (b) or
         (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, legal or covenant defeasance, as the case may be, and discharge will not cause the Notes to be delisted from any securities exchange on which they are then listed;

                  (xii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (to the extent matters of law are involved), each stating that (x) all conditions precedent herein provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

                  (e) All US Dollars, Pounds Sterling, US Government Obligations and UK Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, Premium and interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the US Government Obligations and/or UK Government Obligations deposited pursuant to paragraph (d) above or the principal, Premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money, US Government Obligations and/or UK Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

                  Section 8.3 Application of Trust Money


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

                  Subject to Section 8.4 and 8.5, the Trustee shall hold in trust money, US Government Obligations and/or UK Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from US Government Obligations and/or UK Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, Premium, if any, and interest and Liquidated Damages, if any, on the Notes.

                  Section 8.4 Repayment to Company

                  Subject to Sections 4.16, 7.7, 8.1 and 8.2, the Trustee and each Paying Agent shall promptly pay to the Company upon receipt by the Trustee of an Officer's Certificate stating the amount to which the Company is entitled, any excess money, determined in accordance with Section 8.2(e), held by it at any time. The Trustee and each Paying Agent shall pay to the Company upon receipt by the Trustee of an Officer's Certificate stating the amount to which the Company is entitled, any money held by it for the payment of principal, Premium, if any, or interest or Liquidated Damages that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee before being required to make any payment may, but need not, at the expense of the Company, mail by first-class mail to the Holder of the Global Note and to each Holder of a Definitive Registered Note, if any, entitled to such money at such Holder's address as set forth on the Register notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to money must look solely to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  Section 8.5 Reinstatement

                  If the Trustee or any Paying Agent is unable to apply any money, US Government Obligations and/or UK Government Obligations in accordance with Section 8.1 or 8.2, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then shall the Company's obligations under this Indenture and the Notes be revived and reinstated as though no deposit had been made pursuant to Section
8.1 or 8.2, as the case may be, until such time as the Trustee or such Paying Agent is permitted to apply all such money, US Government Obligations and/or UK Government Obligations in accordance with this Indenture; provided that if the Company has made any payment of principal of, Premium, if any, or interest or Liquidated Damages, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, US Government Obligations and/or UK Government Obligations held by the Trustee or any Paying Agent.

                                   ARTICLE IX.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 9.1 Without Consent of Holders



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                  The Company, when authorized by a Board Resolution of its
Board of Directors, and the Trustee may amend or supplement this Indenture and the Notes without notice to or consent of any Noteholder:

                  (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

                  (b) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

                  (c) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes;

                  (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

                  (e) to make any change that does not adversely affect the rights of any Holder.

                  Section 9.2 With Consent of Holders

                  Subject to Section 6.7 and the provisions of this Section 9.2, the Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may modify or amend this Indenture or the Notes in any respect with the written consent of the Holders of not less than a majority of the Relevant Amount of the outstanding Notes. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority of the Relevant Amount of the outstanding Notes affected may waive compliance by the Company with any provision of this Indenture or the Notes.

                  Notwithstanding the foregoing, without the consent of each Noteholder affected, a modification, amendment, or waiver, including a waiver pursuant to Section 6.4, may not:

                  (a) change the Stated Maturity of the Accreted Value or Principal of, or any installment of interest or Liquidated Damages on, any Note;

                  (b) reduce the Accreted Value, Principal of, or the rate of interest or Liquidated Damages on, or the rate of accretion of, or any Premium payable upon the redemption of, any Note;

                  (c) change the place or currency of payment of the Accreted Value or Principal of, or Premium, if any, or interest or Liquidated Damages on, any Note;

                  (d) adversely affect any right of repayment exercisable at the option of any Holder of any Note;

                  (e) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note (including by adversely affecting the ranking of the Notes);

                  (f) amend or modify Section 4.16 in any manner adverse to the Holders;



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

                  (g) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or the Notes;

                  (h) reduce the Relevant Amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with or for waiver of certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture; or

                  (i) modify this Section 9.2 or Sections 6.4 or 6.7.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  Promptly after an amendment, supplement or waiver under this
Section 9.2 becomes effective, the Trustee shall give notice thereof by first-class mail, at the expense of the Company, to the Holders of then outstanding Notes, which notice shall set forth in general terms the substance of the amendment, supplement or waiver. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.2, the Trustee shall give notice thereof by first-class mail, at the expense of the Company, to the Holders of then outstanding Notes, which notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  Section 9.3 Compliance with Trust Indenture Act

                  Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

                  Section 9.4 Revocation and Effect of Amendments and Consents

                  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount at maturity of the outstanding Notes. Notwithstanding the above, nothing in this paragraph shall impair the right of any Noteholder under ss. 316(b) of the TIA.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Definitive Registered Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last three sentences of the immediately preceding paragraph, those Persons who were Holders of Definitive Registered Notes at such record date (or their duly designated proxies), and only those

Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Definitive Registered Notes after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder (and every subsequent Noteholder), unless it is of the type described in any of clauses (a) through (i) of Section 9.2, in which case it shall bind every Holder consenting thereto and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

                  Section 9.5 Notation on or Exchange of Notes

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) require the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 9.6 Trustee to Sign and Notify Noteholders of Amendments, Etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. The Trustee may, but shall not be obligated to, sign any amendment, supplement or waiver that affects the rights, duties or immunities of the Trustee under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any proposed amendment, supplement or waiver is authorized or permitted by this Indenture.

                  The Trustee shall, promptly after any amendment, supplement or waiver of the Indenture, notify all Noteholders of such amendment, supplement or waiver.

                                   ARTICLE X.
                                  MISCELLANEOUS

                  Section 10.1 Trust Indenture Act Controls

                  If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

                  Section 10.2 Notices

                  Any notice or communication shall be deemed given if in writing and delivered in Person or mailed by first-class mail or telecopier communication, addressed as follows, and received by the addressee:

                  (a)      if to the Company:

                  Telewest Communications plc
                  Genesis Business Park
                  Albert Drive
                  Woking
                  Surrey  GU21  5RW
                  England

                  Telephone:  (011 44 1483) 750 900
                  Telecopier:  (011 44 1483) 750 901

                  Attention:  General Counsel


                  (b) if to the Trustee, the Dollar Book-Entry Depositary, the Principal Paying Agent, the Registrar or the Note Custodian:

                  The Bank of New York
                  101 Barclay Street
                  Floor 21 West
                  New York, New York 10286

                  Telephone:  (212) 815-5919
                  Telecopier:  (212) 815-5915 or 5917

                  Attention: Corporate Trust Administration--International Finance Unit


                  (c)      if to the Sterling Book-Entry Depositary:

                  The Bank of New York trust Company (Cayman) Limited Butterfield House
                  George Town
                  P.O. Box 705GT
                  Grand Cayman
                  Cayman Islands

                  Telephone:  (345) 915-5514
                  Telecopier:  (345) 945-1295

                  Attention:


                  (d)      if to the London Paying Agent and Registrar:

                  The Bank of New York
                  One Canada Square
                  London  E14  5AL
                  England

                  Telephone:  (0171) 893-7298
                  Telecopier:  (0171) 893-6399

                  Attention: Corporate Trust Administration--International Finance Unit


                  The Company, the Trustee, the Paying Agents, the Registrars, the Note Custodian or the Book-Entry Depositaries by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder of a Definitive Registered Note, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears in the Register and shall be deemed given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee, the Registrar and each Agent at the same time. To the extent required by the Trust Indenture Act, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

                  Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 10.3 Communications by Holders with Other Holders

                  Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Paying Agents, the Registrars and any other Person shall have the protection of TIA ss. 312(c).

                  Section 10.4 Certificate and Opinion of Counsel as to Conditions Precedent

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (a) an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with TIA ss. 314(c).

                  Section 10.5 Statements Required in Certificate and Opinion of Counsel

                  Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

                  Section 10.6 Rules by Trustee, Paying Agents, Registrar

                  The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agents or Registrar may make reasonable rules for their functions.

                  Section 10.7 Agent for Service; Submission to Jurisdiction; Waiver of Immunities

                  Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or relating to this Indenture or the Notes, or brought under federal or state securities laws or brought by the Trustee, may be instituted in any federal or state court in the State of New York, borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Company has irrevocably appointed CT Corporation System, located at 111 Eighth Avenue, New York, N.Y. 10011 as its agent (the "Authorized Agent") for service of process in any suit, action or proceeding arising out of or relating to this Indenture and the Notes, or brought under federal or state securities laws or brought by the Trustee, that may be instituted in federal or state courts in the State of New York, borough of Manhattan. The Company expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

                  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its respective obligations under this Indenture, and in respect of actions brought under US federal or state securities laws, to the fullest extent permitted by law.

                  Section 10.8 Legal Holidays

                  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  Section 10.9 Governing Law

                  The internal laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflict of laws.

                  Section 10.10 No Recourse Against Others

                  No recourse for the payment of the principal or Premium of, or interest or Liquidated Damages on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  Section 10.11 Successors

                  All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  Section 10.12 Duplicate Originals

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 10.13 Separability

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 10.14 Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 10.15 No Adverse Interpretation of Other Agreements

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                        TELEWEST COMMUNICATIONS PLC,
                        as company


                        By           /s/ Autorized Signatory
                                     ------------------------------------------
                        Name:
                        Title:

                        THE BANK OF NEW YORK, as Trustee
                        By           /s/ Autorized Signatory
                                     ------------------------------------------
                        Name:
                        Title:

                                    EXHIBIT A

                               FORM OF GLOBAL NOTE

                                 [FACE OF NOTE]

                [Insert Private Placement Legend, if applicable]

                           TELEWEST COMMUNICATIONS PLC

            [9 7/8]1/2 [11 3/8](3) % Senior [Discount]3 Note Due 2010

                                                    [ISIN]1 [CUSIP]2 3_________

No.  G-__________                                [(pound)]1 [$]2 3 ____________

                              Issue Date:__________

                  TELEWEST COMMUNICATIONS PLC, a public limited company incorporated under the laws of England and Wales with registration number 2983307 (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to the bearer upon surrender hereof the principal sum of _____________________________ [Pounds Sterling]1 [United States Dollars]2 3 ([(pound)]1 [US$]2 3 _______) on February 1, 2010.

                  Interest Payment Dates: February 1 and August 1, commencing August 1, 200[0]1 2 [5]3.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.






----------------------------
1 Include on Sterling Notes.

2 Include on Dollar Cash Pay Notes.

3 Include on Discount Notes.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

Date:                                  TELEWEST COMMUNICATIONS PLC
     -----------------------------

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                (Form of Trustee's Certificate of Authentication)

                  This is one of the [9 7/8]1 2 [11 3/8]3 % Senior [Discount]3 Notes due 2010 described in the within-mentioned Indenture.

                               THE BANK OF NEW YORK
                               as Trustee

                               By:
                                  ---------------------------------------------
                               Authorized Signatory
                               Date:
                                    -------------------------------------------

                             [REVERSE SIDE OF NOTE]

                           TELEWEST COMMUNICATIONS PLC

             [9 7/8]1 2 [11 3/8]3 % SENIOR [DISCOUNT]3 NOTE DUE 2010

                  1. Principal and Interest. The Company will pay the principal amount [at maturity]3 of this Note on February 1, 2010. The Company promises to pay interest on the principal amount of this Note, as set forth below and in the Indenture, at the rate per annum shown on the face of this Note.

                  [The Notes shall not bear interest prior to February 1, 2005; however, the Accreted Value of the Notes will increase at a rate of 11M% per annum, compounded semi-annually on each Interest Payment Date until February 1, 2005. Interest on this Note will accrue thereafter at a rate of 11M% per annum from the latest date to which interest has been paid or, if no interest has been paid, from February 1, 2005.]3

                  Interest will be paid semiannually in arrears on each Interest Payment Date, commencing August 1, 200[5]3 [0]1 2. [Interest on this Note will accrue at a rate of 90% per annum from the latest date to which interest has been paid on this Note, or, if no interest has been paid, the Issue Date; provided, however, that if the Exchange Offer is consummated [and Exchange Notes are issued in exchange for this Note in connection therewith, any accrued and unpaid interest on this Note shall be deemed to have accrued with respect to, and shall be paid with respect to, such Exchange Notes]9 [and this Note is issued in exchange for Initial Notes in connection therewith, interest will accrue on this Note from the last day on which interest was paid on such Initial Notes prior to the issuance of this Note or, if no such interest has been paid, from the Issue Date]<]1 2 Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue Principal and Premium, if any, and interest on overdue installments of interest and Liquidated Damages, if any, to the extent lawful, at the rate equal to that borne by the Notes. Any such interest shall be payable on demand and shall be compounded semiannually on each August 1 and February 1.

                  2.Method of Payment. Except as provided in the Indenture, the Company will pay interest and Liquidated Damages, if any, on the Notes (except defaulted interest) to the Holder of this Note upon presentment hereof at the office of the Principal Paying Agent of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. The Holder must surrender this Note to such Paying Agent to collect Principal payments. The Company will pay Principal, Premium, if any, and interest and Liquidated Damages, if any, in money of the [United Kingdom]1 [United States of America]2 3 that at the time of payment is legal tender for payment of public and private debts. Such payment shall be made by [Pounds Sterling]1 [US Dollar]2 3 check drawn on a [Pounds Sterling]1 [US Dollar]2 3 account or by transfer of immediately available funds to an account of the Holder hereof in accordance with instructions given by such Holder. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a

------------------------------
9 Applicable to Initial Notes.

< Applicable to Exchange Notes.

Business Day, and [the principal of this Note shall not accrete and]3 no interest on this Note shall accrue for the intervening period.

                  3.Paying Agents. The Company has appointed The Bank of New York, New York branch, to act as Principal Paying Agent pursuant to the Indenture. The Company may change the Principal Paying Agent without notice in accordance with the Indenture; provided that, the Principal Paying Agent may not be resident in the United Kingdom or act through any agent resident in the United Kingdom. Neither the Company nor any of its Affiliates may act as Paying Agent.

                  4.Indenture. The Company issued the Notes under an Indenture dated as of January 25, 2000 (the "Indenture") between the Company and the Trustee. This Note is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 US Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of all such terms. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Notes are unsecured obligations of the Company. The Sterling Notes are limited in aggregate principal amount to (pound)180,000,000; the Discount Notes are limited in aggregate principal amount at maturity to $450,000,000; and the Dollar Cash Pay Notes are limited in aggregate principal amount to $350,000,000.

                  5.Restrictive Covenants. The Indenture limits, among other things, the Incurrence of Indebtedness by the Company and the Restricted Subsidiaries, the payment of dividends and other Restricted Payments, the incurrence of restrictions affecting dividends and other payments by Restricted Subsidiaries, the issuance of Guarantees by Restricted Subsidiaries, transactions by the Company and the Restricted Subsidiaries with their respective Affiliates, the Incurrence by the Company or Restricted Subsidiaries of Liens securing certain Indebtedness, the use of proceeds from Asset Sales and the ability of the Company to merge with or into another entity or transfer substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually on compliance with the limitations contained in the Indenture.

                  6. Additional Amounts. The Company will pay to the Holders of Notes such Additional Amounts as may become payable under Section 4.16 of the Indenture.

                  7.Optional Redemption. Except as set forth in paragraphs 8, 9 and 10 hereof, the Notes are not redeemable prior to February 1, 2005. Thereafter, the Notes will be redeemable at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount at maturity, in the case of the Discount Notes, and principal amount, in the case of the Cash Pay Notes) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

      ---------------------------- --------------------------------------------

                                                    Percentage
      ---------------------------- ----------------------- --------------------

                 Year                  Cash Pay Notes         Discount Notes
      ---------------------------- ----------------------- --------------------

      2005.....................           104.938%               105.688%
      ---------------------------- ----------------------- --------------------

      2006.....................           103.292%               103.791%
      ---------------------------- ----------------------- --------------------

      2007.....................           101.646%               101.846%
      ---------------------------- ----------------------- --------------------

      2008 and thereafter......           100.000%               100.000%
      ---------------------------- ----------------------- --------------------


                  A notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Holder of this Global Note and to each Holder of Definitive Registered Notes to be redeemed at such Holder's registered address as it appears in the Register. Sterling Notes in denominations greater than (pound)1,000 and Dollar Notes in denominations greater than $1,000 in principal amount at maturity or principal amount, as applicable, may be redeemed in part. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption will cease to accrue.

                  8. Redemption Upon Public Equity Offering or Sale to Strategic Equity Investors. In the event of the first to occur prior to February 1, 2003 of (i) a Public Equity Offering for gross proceeds of (pound)150 million (or, if non-Sterling denominated, the Sterling Equivalent thereof) or more or (ii) a sale or series of related sales by the Company of its Common Stock to one or more Strategic Equity Investors for an aggregate purchase price of (pound)150 million (or, if non-Sterling denominated, the Sterling Equivalent thereof) or more, the Company may, at it its option, redeem up to $160 million principal amount at maturity of Discount Notes, up to (pound)65 million principal amount of the Sterling Notes and up to $125 million principal amount of Dollar Cash Pay Notes, at redemption prices equal to 111.375% of the Accreted Value of the Discount Notes and 109.875% of the principal amount of the Cash Pay Notes, together with accrued interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption Discount Notes with a principal amount at maturity of at least $290 million, Sterling Notes with a principal amount of at least (pound)115 million and Dollar Cash Pay Notes with a principal amount of at least $225 million shall remain outstanding. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 30 days following such Public Equity Offering or the most recent such sale to a Strategic Equity Investor, as the case may be.

                  9. Redemption for Changes in Withholding Taxes. The Notes will be subject to redemption as a whole, but not in part, at the option of the Company at any time at 100% of (i) the Accreted Value thereof, in the case of Discount Notes purchased prior to February 1, 2005, (ii) the principal amount at maturity thereof, in the case of Discount Notes purchased on or after February 1, 2005 and (iii) the principal amount thereof, in the case of the Cash Pay Notes, together, in each case, with accrued interest thereon and Liquidated Damages, if any, to the Redemption Date, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in laws of any Taxing Authority (including any regulations promulgated thereunder) or in the interpretation or administration thereof, if such change is announced and becomes effective on or after the Issue Date.

                  10. Redemption upon Change of Control. Upon the occurrence of a Change of Control, the Notes will be redeemable at the option of the Company, in whole but not in part, upon not more than 10 days prior notice, at a price in cash equal to (i) in the case of Discount Notes redeemed prior to February 1, 2005, 100% of the Accreted Value thereof (determined as of the Redemption Date),
(ii) in the case of Discount Notes redeemed on or after February 1, 2005, 100% of the principal amount at maturity thereof and (iii) in the case of the Cash Pay Notes, 100% of the principal amount thereof, plus, in each case, the Applicable Premium as of, and accrued and unpaid interest to, the Redemption Date. In no event may any such redemption occur more than 45 days after the occurrence of such Change of Control.

                  11. Repurchase upon Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture, at a purchase price equal to 101% of
(i) in the case of Discount Notes purchased prior to February 1, 2005, the Accreted Value thereof (determined at the date of purchase), (ii) in the case of Discount Notes purchased on or after February 1, 2005, the principal amount at maturity thereof, and (iii) in the case of the Cash Pay Notes, the principal amount thereof, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

                  A notice of such Change of Control will be mailed within 30 days after any Change of Control Triggering Event occurs to the Holder of this Global Note and to each Holder of Definitive Registered Notes at such Holder's address as it appears in the Register. Sterling Notes in original denominations larger than (pound)1,000 and Dollar Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Change of Control Payment Date, interest and Liquidated Damages, if any, will cease to accrue on the Notes or portions of Notes surrendered for purchase by the Company unless the Company defaults in the payment of the Change of Control Payment.

                  12. Repurchase upon Certain Asset Sales. Within 30 days after the aggregate amount of Excess Proceeds from any Asset Sale exceeds (pound)15 million, the Company shall make an offer to purchase (an "Excess Proceeds Offer") from the Holders of the Notes and Other Qualified Notes an aggregate amount of Notes determined on a pro rata basis according to the principal amount at maturity (as determined in accordance with the Indenture) of the Notes and Other Qualified Notes equal to the Excess Proceeds on such date (x) with respect to the Other Qualified Notes, based on the terms set forth in the indenture related to each issue of the Other Qualified Notes, and (y) (1) with respect to the Discount Notes, at a purchase price equal to 100% of the Accreted Value thereof on any purchase date prior to February 1, 2005 or 100% of the principal amount at maturity thereof thereafter and (2) with respect to the Cash Pay Notes, at a purchase price equal to 100% of the principal amount thereof, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and according to the procedures set forth in the Indenture.

                  13. Denominations. This Global Note is in bearer form without coupons and is denominated in an amount equal to [(pound)]1 [$]2 3 1,000 of principal amount [at maturity]3 or an integral multiple thereof and represents and is denominated in an amount equal to the aggregate principal amount [at maturity]3 of all the [Sterling]1 [Dollar Cash Pay]2 [Discount]3 Notes issued and not yet canceled other than Definitive Registered Notes.

                  14. Persons Deemed Owners. The bearer of this Note shall be treated as the owner of this Note for all purposes.

                  15. Unclaimed Money. If money for the payment of principal or interest or Liquidated Damages, if any, remains unclaimed for two years, the Trustee and the Paying Agents shall pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  16. Amendment, Supplement, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, achieving or maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the Relevant Amount (as determined in accordance with the Indenture) of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

                  17. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, except as provided in Article V, be released from those obligations.

                  18. Defaults and Remedies. The following events will be defined as "Events of Default" in the Indenture: (i) default in the payment of principal of or Premium on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) default in the payment of interest or Liquidated Damages, if any, or Additional Amounts on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (iii) failure to perform or comply with the provisions of
Section 5.1 of the Indenture relating to the Consolidation or Merger of or sale of assets by the Company; (iv) the Company fails to repurchase Notes at the conclusion of a Change of Control Offer or Excess Proceeds Offer; (v) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more of the Relevant Amount (as determined in accordance with the Indenture) of the Notes outstanding; (vi) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of (pound)10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vii) any final judgment or order for the payment of money in excess of (pound)10 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed (pound)10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and
(viii) certain events of bankruptcy, insolvency, reorganization or administration affecting the Company or any Significant Subsidiary.

                  Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture that occurs with respect to the Company) occurs and is continuing, then the Holders of not less than 25% of the Relevant Amount (as determined in accordance with the Indenture) of the outstanding Notes or the Trustee may declare the Notes to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture occurs with respect to the Company, the Default Amount of and any interest or Liquidated Damages, if any, on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of the majority of the Relevant Amount (as determined in accordance with the Indenture) of then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  19. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  20. No Recourse Against Others. A trustee, director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

                  21. Discharge Prior to Redemption or Maturity. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of Pounds Sterling, US Dollars, US Government Obligations and/or UK Government Obligations which, together, are sufficient to pay when due principal of and interest and Liquidated Damages, if any, on the Notes to maturity or redemption, as the case may be.

                  22. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Registered Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and

Restricted Definitive Registered Notes shall have the rights set forth in the Registration Rights Agreement.

                  23. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                  The internal laws of the State of New York shall govern this Note without regard to principles of conflict of laws.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  TELEWEST COMMUNICATIONS PLC
                  Genesis Business Park
                  Albert Drive
                  Woking
                  Surrey  GU21 5RW
                  England
                  Attention:  General Counsel

                                   SCHEDULE A

                   SCHEDULE OF PRINCIPAL AMOUNT [AT MATURITY]3
                     OF INDEBTEDNESS EVIDENCED BY THIS NOTE

                  The initial principal amount [at maturity]3 of indebtedness evidenced by this Note shall be [(pound)]1 [$]23. The following decreases/increases in the principal amount [at maturity]3 of indebtedness evidenced by this Note have been made:

                  Decrease in        Increase in
                  Principal Amount   Principal Amount   Total Principal Amount [at
Date of           [at Maturity]3     [at Maturity]3     Maturity]3 of Indebtedness    Notation Made by or on
Decrease/         of Indebtedness    of Indebtedness    Evidenced Following such      Behalf of Principal
Increase          Evidenced          Evidenced          Decrease/Increase             Paying Agent or Registrar
--------          ---------          ---------          -----------------             -------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, check the Box: [ ]

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, state the amount (in principal amount [at maturity]3):

[(pound)]1 [$]2 3______________

Date:  ________________________

Your Signature:  ________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  ___________________________

                                    EXHIBIT B

                       FORM OF DEFINITIVE REGISTERED NOTE

                                 [FACE OF NOTE]

                [Insert Private Placement Legend, if applicable]

                           TELEWEST COMMUNICATIONS PLC

            [9 7/8]1/2 [11 3/8](3) % Senior [Discount]3 Note Due 2010

                                                [ISIN ______]1 [CUSIP______]2 3

No.  R-__________                                 [(pound)]1[$]2 3____________

                              Issue Date:__________

                  UNDER CURRENT U.K. LAW, UPON THE ISSUANCE TO A HOLDER OF DEFINITIVE REGISTERED NOTES, SUCH HOLDER WILL BECOME SUBJECT TO UK INCOME TAX (CURRENTLY 20%) TO BE WITHHELD ON ANY PAYMENTS OF INTEREST ON THE DEFINITIVE REGISTERED NOTES. A HOLDER OF DEFINITIVE REGISTERED NOTES WILL BE ENTITLED TO RECEIVE ADDITIONAL AMOUNTS WITH RESPECT TO SUCH DEFINITIVE REGISTERED NOTES TO THE EXTENT PROVIDED BY THE INDENTURE. HOWEVER, ADDITIONAL AMOUNTS WILL NOT BE PAYABLE IF SUCH DEFINITIVE REGISTERED NOTES WERE ISSUED AT THE REQUEST OF A HOLDER (INCLUDING FOLLOWING AN EVENT OF DEFAULT) AND AT THE TIME OF THE PAYMENT IN QUESTION DEFINITIVE REGISTERED NOTES HAVE NOT BEEN ISSUED IN EXCHANGE FOR THE ENTIRE PRINCIPAL AMOUNT [AT MATURITY]3 OF THE NOTES. A HOLDER OF DEFINITIVE REGISTERED NOTES MAY BE ENTITLED TO RECEIVE A REFUND OF WITHHELD AMOUNTS FROM THE INLAND REVENUE IN CERTAIN CIRCUMSTANCES.

                  TELEWEST COMMUNICATIONS PLC, a public limited company incorporated under the laws of England and Wales with registration number 2983307 (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________________, or its registered assigns, the principal sum of
_____________________________ [Pounds Sterling]1 [United States Dollars]2 3
([(pound)]1 [US$]2 3 _______) on February 1, 2010.

      Interest Payment Dates:     February 1 and August 1, commencing August 1,
                                  200[0]1 2[5]3.
      Regular Record Dates:       January 15 and July 15


----------------------------
1 Include on Sterling Notes.

2 Include on Dollar Cash Pay Notes.

3 Include on Discount Notes.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

Date:                                 TELEWEST COMMUNICATIONS PLC
     ---------------------------

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:

                (Form of Trustee's Certificate of Authentication)

                  This is one of the [9 7/8]1 2 [11 3/8]3 % Senior [Discount]3 Notes due 2010 described in the within-mentioned Indenture.



                           THE BANK OF NEW YORK,
                           as Trustee

                           By:
                              -----------------------------------------
                           Authorized Signatory

                           Date:
                              -----------------------------------------

                             [REVERSE SIDE OF NOTES]

                           TELEWEST COMMUNICATIONS PLC

             [9 7/8]%1 2 [11 3/8]3% SENIOR [DISCOUNT]3 NOTE DUE 2010

                  1. Principal and Interest. The Company will pay the principal amount [at maturity]3 of this Note on February 1, 2010. The Company promises to pay interest on the principal amount of this Note, as set forth below and in the Indenture, at the rate per annum shown on the face of this Note.

                  [The Notes shall not bear interest prior to February 1, 2005; however, the Accreted Value of the Notes will increase at a rate of 11[ ]% per annum, compounded semi-annually on each Interest Payment Date until February 1, 2005. Interest on this Note will accrue thereafter at a rate of 11[ ]% per annum from the latest date to which interest has been paid or, if no interest has been paid, from February 1, 2005.]3

                  Interest will be paid semiannually in arrears on each Interest Payment Date, commencing August 1, 200[5]3 [0].1 2 [Interest on this Note will accrue at a rate of 9[ ]% per annum from the latest date to which interest has been paid on this Note, or, if no interest has been paid, the Issue Date; provided, however, that if the Exchange Offer is consummated [and Exchange Notes are issued in exchange for this Note in connection therewith, any accrued and unpaid interest on this Note shall be deemed to have accrued with respect to, and shall be paid with respect to, such Exchange Notes]9 [and this Note is issued in exchange for Initial Notes in connection therewith, interest will accrue on this Note from the last day on which interest was paid on such Initial Notes prior to the issuance of this Note or, if no such interest has been paid, from the Issue Date]<]1 2 Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue Principal and Premium, if any, and interest on overdue installments of interest and Liquidated Damages, if any, to the extent lawful, at the rate equal to that borne by the Notes. Any such interest shall be payable on demand and shall be compounded semiannually on each February 1 and August 1.

                  2.Method of Payment. Except as provided in the Indenture, the Company will pay interest on this Note (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on January 15 and July 15 next preceding the Interest Payment Date. The Holder of this Note must surrender this Note to a Paying Agent to collect Principal payments. The Company will pay Principal and interest in money of the [United Kingdom]1 [United States of America]2 3 that at the time of payment is legal tender for payment of public and private debts. Such payment shall be made at the office of a Paying Agent; provided, however, that at the Company's election, such payment may be made by [Pounds Sterling]1 [US Dollar]2 3 check drawn on a [Pounds Sterling]1 [US Dollar]2 3 account and mailed to the registered address of the Holder hereof. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is

------------------------------
9 Applicable to Initial Notes.

< Applicable to Exchange Notes.

a Business Day, and [the principal of this Note shall not accrete and]3 no interest on this Note shall accrue for the intervening period.

                  3.Paying Agent and Registrar. The Company has appointed The Bank of New York through its New York office and its London office, acting as agent of the New York office, to act as Paying Agent and Registrar with respect to Definitive Registered Notes pursuant to the Indenture. The Company may change any Paying Agent, Registrar or co-Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

                  4.Indenture. The Company issued the Notes under an Indenture dated as of January 25, 2000 (the "Indenture") between the Company and the Trustee. This Note is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 US Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of all such terms. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Notes are unsecured obligations of the Company. The Sterling Notes are limited in aggregate principal amount to (pound)180,000,000; the Discount Notes are limited in aggregate principal amount at maturity to $450,000,000; and the Dollar Cash Pay Notes are limited in aggregate principal amount to $350,000,000.

                  5.Restrictive Covenants. The Indenture limits, among other things, the Incurrence of Indebtedness by the Company and the Restricted Subsidiaries, the payment of dividends and other Restricted Payments, the incurrence of restrictions affecting dividends and other payments by Restricted Subsidiaries, the issuance of Guarantees by Restricted Subsidiaries, transactions by the Company and the Restricted Subsidiaries with their respective Affiliates, the Incurrence by the Company or Restricted Subsidiaries of Liens securing certain Indebtedness, the use of proceeds from Asset Sales and the ability of the Company to merge with or into another entity or transfer substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually on compliance with the limitations contained in the Indenture.

                  6. Additional Amounts. The Company will pay to the Holders of Notes such Additional Amounts as may become payable under Section 4.16 of the Indenture.

                  7.Optional Redemption. Except as set forth in paragraphs 8, 9 and 10 hereof, the Notes are not redeemable prior to February 1, 2005. Thereafter, the Notes will be redeemable at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount at maturity, in the case of the Discount Notes, and principal amount, in the case of the Cash Pay Notes) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

      ---------------------------- --------------------------------------------

                                                    Percentage
      ---------------------------- ----------------------- --------------------

                 Year                  Cash Pay Notes         Discount Notes
      ---------------------------- ----------------------- --------------------

      2005.....................           104.938%               105.688%
      ---------------------------- ----------------------- --------------------

      2006.....................           103.292%               103.791%
      ---------------------------- ----------------------- --------------------

      2007.....................           101.646%               101.846%
      ---------------------------- ----------------------- --------------------

      2008 and thereafter......           100.000%               100.000%
      ---------------------------- ----------------------- --------------------


                  A notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Holder of this Global Note and to each Holder of Definitive Registered Notes to be redeemed at such Holder's registered address as it appears in the Register. Sterling Notes in denominations greater than (pound)1,000 and Dollar Notes in denominations greater than $1,000 in principal amount at maturity or principal amount, as applicable, may be redeemed in part. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption will cease to accrue.

                  8. Redemption Upon Public Equity Offering or Sale to Strategic Equity Investors. In the event of the first to occur prior to February 1, 2003 of (i) a Public Equity Offering for gross proceeds of (pound)150 million (or, if non-Sterling denominated, the Sterling Equivalent thereof) or more or (ii) a sale or series of related sales by the Company of its Common Stock to one or more Strategic Equity Investors for an aggregate purchase price of (pound)150 million (or, if non-Sterling denominated, the Sterling Equivalent thereof) or more, the Company may, at it its option, redeem up to $160 million principal amount at maturity of Discount Notes, up to (pound)65 million principal amount of the Sterling Notes and up to $125 million principal amount of Dollar Cash Pay Notes, at redemption prices equal to 111.375% of the Accreted Value of the Discount Notes and 109.875% of the principal amount of the Cash Pay Notes, together with accrued interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption Discount Notes with a principal amount at maturity of at least $290 million, Sterling Notes with a principal amount of at least (pound)115 million and Dollar Cash Pay Notes with a principal amount of at least $225 million shall remain outstanding. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 30 days following such Public Equity Offering or the most recent such sale to a Strategic Equity Investor, as the case may be.

                  9. Redemption for Changes in Withholding Taxes. The Notes will be subject to redemption as a whole, but not in part, at the option of the Company at any time at 100% of (i) the Accreted Value thereof, in the case of Discount Notes purchased prior to February 1, 2005, (ii) the principal amount at maturity thereof, in the case of Discount Notes purchased on or after February 1, 2005 and (iii) the principal amount thereof, in the case of the Cash Pay Notes, together, in each case, with accrued interest thereon and Liquidated Damages, if any, to the Redemption Date, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in laws of any Taxing Authority (including any regulations promulgated thereunder) or in the interpretation or administration thereof, if such change is announced and becomes effective on or after the Issue Date.

                  10. Redemption upon Change of Control. Upon the occurrence of a Change of Control, the Notes will be redeemable at the option of the Company, in whole but not in part, upon not more than 10 days prior notice, at a price in cash equal to (i) in the case of Discount Notes redeemed prior to February 1, 2005, 100% of the Accreted Value thereof (determined as of the Redemption Date),
(ii) in the case of Discount Notes redeemed on or after February 1, 2005, 100% of the principal amount at maturity thereof and (iii) in the case of the Cash Pay Notes, 100% of the principal amount thereof, plus, in each case, the Applicable Premium as of, and accrued and unpaid interest to, the Redemption Date. In no event may any such redemption occur more than 45 days after the occurrence of such Change of Control.

                  11. Repurchase upon Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture, at a purchase price equal to 101% of
(i) in the case of Discount Notes purchased prior to February 1, 2005, the Accreted Value thereof (determined at the date of purchase), (ii) in the case of Discount Notes purchased on or after February 1, 2005, the principal amount at maturity thereof, and (iii) in the case of the Cash Pay Notes, the principal amount thereof, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").

                  A notice of such Change of Control will be mailed within 30 days after any Change of Control Triggering Event occurs to the Holder of this Global Note and to each Holder of Definitive Registered Notes at such Holder's address as it appears in the Register. Sterling Notes in original denominations larger than (pound)1,000 and Dollar Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Change of Control Payment Date, interest and Liquidated Damages, if any, will cease to accrue on the Notes or portions of Notes surrendered for purchase by the Company unless the Company defaults in the payment of the Change of Control Payment.

                  12. Repurchase upon Certain Asset Sales. Within 30 days after the aggregate amount of Excess Proceeds from any Asset Sale exceeds (pound)15 million, the Company shall make an offer to purchase (an "Excess Proceeds Offer") from the Holders of the Notes and Other Qualified Notes an aggregate amount of Notes determined on a pro rata basis according to the principal amount at maturity (as determined in accordance with the Indenture) of the Notes and Other Qualified Notes equal to the Excess Proceeds on such date (x) with respect to the Other Qualified Notes, based on the terms set forth in the indenture related to each issue of the Other Qualified Notes, and (y) (1) with respect to the Discount Notes, at a purchase price equal to 100% of the Accreted Value thereof on any purchase date prior to February 1, 2005 or 100% of the principal amount at maturity thereof thereafter and (2) with respect to the Cash Pay Notes, at a purchase price equal to 100% of the principal amount thereof, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and according to the procedures set forth in the Indenture.

                  13. Denominations, Transfer, Exchange. The Definitive Registered Notes are in registered form, in each case without coupons and only in denominations of [(pound)]1 [$]2 3 1,000 of principal amount [at maturity]3 and integral multiples thereof. Any Person receiving Definitive Registered Notes other than at its own request will not be obligated to pay or to otherwise bear the cost of any tax or governmental charge or any cost or expense of the Book-Entry Depositary, relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the Company. A Holder may transfer or exchange Notes in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of any Definitive Registered Note. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed. In the event of the redemption (or repurchase) of this Definitive Registered Note in part only, a new Definitive Registered Note or Notes for the unredeemed (or unpurchased) portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

                  14. Persons Deemed Owners. The Holder of this Note shall be treated as the owner of this Note for all purposes.

                  15. Unclaimed Money. If money for the payment of principal or interest or Liquidated Damages, if any, remains unclaimed for two years, the Trustee and the Paying Agents shall pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  16. Amendment, Supplement, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, achieving or maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the Relevant Amount (as determined in accordance with the Indenture) of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

                  17. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, except as provided in Article V, be released from those obligations.

                  18. Defaults and Remedies. The following events will be defined as "Events of Default" in the Indenture: (i) default in the payment of principal of or Premium on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) default in the payment of interest or Liquidated Damages, if any, or Additional Amounts on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (iii) failure to perform or comply with the provisions of
Section 5.1 of the Indenture relating to the Consolidation or Merger of or sale of assets by the Company; (iv) the Company fails to repurchase Notes at the conclusion of a Change of Control Offer or Excess Proceeds Offer; (v) the

Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more of the Relevant Amount (as determined in accordance with the Indenture) of the Notes outstanding; (vi) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of (pound)10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vii) any final judgment or order for the payment of money in excess of (pound)10 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed (pound)10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; and
(viii) certain events of bankruptcy, insolvency, reorganization or administration affecting the Company or any Significant Subsidiary.

                  Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture that occurs with respect to the Company) occurs and is continuing, then the Holders of not less than 25% of the Relevant Amount (as determined in accordance with the Indenture) of the outstanding Notes or the Trustee may declare the Notes to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture occurs with respect to the Company, the Default Amount of and any interest or Liquidated Damages, if any, on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of the majority of the Relevant Amount (as determined in accordance with the Indenture) of then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  19. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  20. No Recourse Against Others. A trustee, director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the

Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

                  21. Discharge Prior to Redemption or Maturity. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of Pounds Sterling, US Dollars, US Government Obligations and/or UK Government Obligations which, together, are sufficient to pay when due principal of and interest and Liquidated Damages, if any, on the Notes to maturity or redemption, as the case may be.

                  22. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Registered Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Registered Notes shall have the rights set forth in the Registration Rights Agreement.

                  23. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                  24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/N/A (= Uniform Gifts to Minors Act).

                  The internal laws of the State of New York shall govern this Note without regard to principles of conflict of laws.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  TELEWEST COMMUNICATIONS PLC
                  Genesis Business Park
                  Albert Drive
                  Woking
                  Surrey  GU21 5RW
                  England
                  Attention:  General Counsel

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, check the Box: [ ]

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.13 or 4.15 of the Indenture, state the amount (in principal amount [at maturity]3):

[(pound)]1 [US$]2 3:  ______________________

Date:  ______________________

Your Signature:  _______________________________
(Sign exactly as your name appears on the other side of this Note)

                            Signature Guarantee: ___________________________

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER

Telewest Communications plc
Genesis Business Park
Albert Drive
Woking
Surrey GU21 5RW
England

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attn:  Corporate Trust Administration--International Finance Unit

                  Re:  [9 7/8]1 2 [11 3/8]3 % Senior [Discount]3 Notes due 2010
                       of Telewest Communications plc
                       ------------------------------

                  Reference is hereby made to the Indenture, dated as of January 25, 2000 (the "Indenture"), between Telewest Communications plc, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in a principal amount [at maturity]3 of [(pound)]1 [$]2 3 ___________ (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                  [CHECK ALL THAT APPLY]

                  1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Registered Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

                  2. [ ] Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

                  3. [ ] Check and complete if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Registered Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes and Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                  or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                  or

                  (c) [ ] such Transfer is being effected to an institutional "Accredited Investor," as defined in Rule 501(A)(1), (2), (3) or (7) of Regulation D under the Securities Act, and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Note or Restricted Definitive Registered Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount or principal amount at maturity, as applicable, of Notes at the time of transfer of less than (pound)250,000 or $250,000, as applicable, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Restricted Definitive Registered Notes and in the Indenture and the Securities Act.

                  4. [ ] Check if Transferee will take delivery of a Book-Entry Interest in an Unrestricted Global Note or an Unrestricted Definitive Registered Note. The Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                            ---------------------------------------------------
                            [Insert Name of Transferor]



                            By:
                               ------------------------------------------------
                            Name:
                            Title:


Dated:
      -----------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

                  1. The Transferor owns and proposes to transfer the following:

                         [CHECK ONE OF (a), (b) or (c)]

                  (a) [ ] a Book-Entry Interest in the:

                  (i) [ ] 144A Sterling Global Note (ISIN ; Common Code ________), held through Participant Account __________, or

                  (ii) [ ] 144A Dollar Global Note (CUSIP ), held through Participant Account __________, or

                  (iii) [ ] Regulation S Sterling Global Note (ISIN ; Common Code ________), held through Participant Account __________, or

                  (iv) [ ] Regulation S Dollar Global Note (CUSIP ________), held through Participant Account __________, or

                  (b) [ ] a Sterling Restricted Definitive Registered Note; or

                  (c) [ ] a Dollar Restricted Definitive Registered Note.

                  2. After the Transfer the Transferee will hold:

                  [CHECK ONE]

                  (a) [ ] a Book-Entry Interest in the o :

                  (i) [ ] 144A Sterling Global Note (ISIN ; Common Code - ________), held through Participant Account __________, or

                  (ii) [ ] 144A Dollar Global Note (CUSIP ), held through Participant Account __________, or

                  (iii) [ ] Regulation S Sterling Global Note (ISIN ; Common Code ________), held through Participant Account __________, or

                  (iv) [ ] Regulation S Dollar Global Note (CUSIP ________), held through Participant Account __________, or

                  (v) [ ] Unrestricted Sterling Global Note (ISIN ; Common Code ________), held through Participant Account __________, or


----------
o A Definitive Registered Note or an interest in a Global Note may only be transferred to a person that takes delivery thereof in the form of a Definitive Registered Note or an interest in a Global Note of the same Class.

                  (vi) [ ] Unrestricted Dollar Global Note (CUSIP ________) held through Participant Account __________,.

                  (b) [ ] a Sterling Restricted Definitive Registered Note; or

                  (c) [ ] a Dollar Restricted Definitive Registered Note; or

                  (d) [ ] a Sterling Unrestricted Definitive Registered Note; or

                  (e) [ ] a Dollar Unrestricted Definitive Registered Note.

                                    EXHIBIT D

                         FORM OF CERTIFICATE OF EXCHANGE

Telewest Communications plc
Genesis Business Park
Albert Drive
Woking
Surrey GU21 5RW
England

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attn:  Corporate Trust Administration--International Finance Unit

                  Re:[9 7/8]1 2 [11 3/8]3% Senior [Discount]3 Notes due 2010 of
                     Telewest Communications plc
                              ------------------

                  (CUSIP ___________; ISIN _______; Common Code ________)

                  Reference is hereby made to the Indenture, dated as of January 25, 2000 (the "Indenture"), between Telewest Communications plc, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified on Annex A hereto, in a principal amount [at maturity]3 of [(pound)]1 [$]2 3 ____________ (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Registered Notes or Book-Entry Interests in Restricted Global Notes for Restricted Definitive Registered Notes or Book-Entry Interests in Restricted Global Notes

                  (a) [ ] Check if Exchange is from Book-Entry Interest in a Restricted Global Note to Restricted Definitive Registered Note. In connection with the Exchange of the Owner's Book-Entry Interest in a Restricted Global Note for a Restricted Definitive Registered Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Registered Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Registered Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Registered Note and in the Indenture and the Securities Act.

                  (b) [ ] Check if Exchange is from Restricted Definitive Registered Note to Book-Entry Interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Registered Note for Book-Entry Interest in a Restricted Global Note with an equal principal amount, the Owner hereby certifies that the Book-Entry Interests are being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interests will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       [Insert Name of Owner]

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


Dated:
      -----------------------------------------

                  1. The Owner currently owns and proposes to Exchange the following:

                         [CHECK ONE OF (a), (b) or (c)]

                  (a) [ ] a Book-Entry Interest in the:

                  (i) [ ] 144A Sterling Global Note (ISIN ; Common Code - ________), held through Participant Account __________, or

                  (ii) [ ] 144A Dollar Global Note (CUSIP ), held through Participant Account __________, or

                  (iii) [ ] Regulation S Sterling Global Note (ISIN ; Common Code ________), held through Participant Account __________, or

                  (iv) [ ] Regulation S Dollar Global Note (CUSIP ________), held through Participant Account __________, or

                  (b) [ ] a Sterling Restricted Definitive Registered Note, or

                  (c) [ ] a Dollar Restricted Definitive Registered Note.

                  2. After the Exchange the Owner will hold:

                                   [CHECK ONE]

                  (a) [ ] a Book-Entry Interest in the +:

                  (i) [ ] 144A Sterling Global Note (ISIN ; Common Code - ________), through Participant Account __________, or

                  (ii) [ ] 144A Dollar Global Note (CUSIP ), through Participant Account __________, or

                  (iii) [ ] Regulation S Sterling Global Note (ISIN ; Common - Code ________), through Participant Account __________, or

                  (iv) [ ] Regulation S Dollar Global Note (CUSIP ________), through Participant Account __________, or

                  (b) [ ] a Sterling Restricted Definitive Registered Note; or

                  (c) [ ] a Dollar Restricted Definitive Registered Note.

                  2. The Owner requests that Definitive Registered Notes be registered in the following name:

----------
+ A Definitive Registered Note or an interest in a Global Note may only be exchanged for a Definitive Registered Note or an interest in a Global Note of the same Class.

                  ------------------

                  ------------------

                  and sent to the Owner at the following address:

                  ------------------

                  ------------------

                                                                       EXHIBIT E

                            FORM OF CERTIFICATE FROM

                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Telewest Communications plc
Genesis Business Park
Albert Drive
Woking
Surrey GU21 5RW
England
The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attn:  Corporate Trust Administration--International Finance Unit

                  Re:[9 7/8]1 2 [11 3/8]3% Senior [Discount]3 Notes due 2010 of
                     Telewest Communications plc
                     ---------------------------

                  Reference is hereby made to the Indenture, dated as of January 25, 2000 (the "Indenture"), between Telewest Communications plc, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of [(pound)]1 [$]2 3____________ aggregate principal amount of:

                  (a) [ ] a Book-Entry Interest in a Global Note, or

                  (b) [ ] a Definitive Registered Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than (pound)250,000 or $250,000, as applicable, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Registered Note or Book-Entry Interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or Book-Entry Interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or Book-Entry Interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion without a view to distribution thereof and without any present intention of selling such Notes or Book-Entry Interests in a transaction that would violate the Securities Act.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                [Insert Name of Accredited Investor]

                                By:
                                      -----------------------------------------
                                Name:
                                Title:


                                Dated:
                                      -----------------------------------------







                                      E-2